Exhibit 3.1

THE COMPANIES ACTS 1963 TO 2013

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

GLOBOFORCE GROUP PUBLIC LIMITED COMPANY

(Adopted by a special resolutions passed on March 3, 2014)

1.	The name of the Company is “Globoforce Group public limited company”.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are:

(a)	(i)	To carry on the business internationally as sale specialists and consultants, business advisors, marketers, advertising and public relation consultants and contractors.

	(ii)	To issue on such terms as the company shall think fit trading gift vouchers to retail traders and others in one country and to redeem such gift vouchers for customers of the retail traders and others to whom the same may have been issued by exchanging such gift vouchers in any other country worldwide for household, domestic and personal items or articles whether manufactured or not, on such terms and conditions as the company may from time to time determine.

	(iii)	To carry on business as developers of the globogift voucher on the internet and other on-line services, to provide training and marketing services and data processing to any company, corporation, person or body and to act generally as contracts and consultants in all matters relating to the application or operation of computer systems, computers and word processors or computer based systems.

	(iv)	To acquire the entire issued share capital of Globoforce Limited, a private limited company incorporated under the laws of Ireland.

(b)	To acquire any such shares, stock, debentures, debenture stock, bonds notes, obligations or securities by original subscription, contract, tender, purchase, exchange, underwriting, participation in syndicates or otherwise and whether or not fully paid up and to subscribe for the same subject to such terms and conditions if any, as may be thought fit.

(c)	To exercise and enforce all rights and powers conferred by or incident to the ownership of any such shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the company of such special proportion of the issued or nominal amount thereof and to provide managerial and other executive, supervisory and consultant services for or in relation to any company in which the Company is interested upon such terms as may be thought fit.

(d)	To undertake and carry on in Ireland or elsewhere any other business (whether manufacturing or otherwise) which may seem to the Company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the Company’s property or rights.

(e)	To purchase or otherwise acquire and undertake all or part of the undertaking, assets, business, property, privileges, contracts, rights, obligations and liabilities of any company, corporation, society, partnership or person carrying on any business which the Company is authorised or empowered to carry on or possessed of property suitable for the objects of the Company or of any company or corporation in which the Company holds shares, bonds, debentures or other securities or obligations, and to pay for the same in cash or in shares or securities or obligations of the Company or partly in cash and partly in shares or securities or obligations or any other consideration, and to carry on the business of any such company, corporation, society, partnership or person whose assets are so acquired.

(f)	To amalgamate with any other company.

(g)	To purchase, take on lease, or in exchange, or otherwise acquire and hold any lands or buildings situate in Ireland or any part of the world, or rights or interests therein or connected therewith and to manage, farm or let the same or any part thereof for any period and at such rent, and on such conditions as the Company shall think fit, or to develop same or any part thereof as a building estate, and to construct and erect houses, flats, factories, warehouses and buildings of any kind thereon; to lay out roads and pleasure gardens and recreation gardens; to pull down, alter or improve buildings; to plant, drain or otherwise improve the land or any party thereof.

(h)	To apply for, purchase or otherwise acquire any patents brevets d’invention, licences, concessions and the like, conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

(i)	To enter into partnerships or into any arrangements for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or to engage in any business or transaction which this Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit the Company.

(j)	To take or otherwise acquire and to hold shares and securities in any company other than the Company and to sell, hold, or re-issue with or without guarantee or otherwise deal with the same.

(k)	To enter into any arrangements with any Governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the Company’s objects or any of them and to obtain from any such Government or authority any rights, privileges and concessions which the Company may think it desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges and concessions.

(l)	To establish and support or aid in the establishment and support of associations, institutions, funds, trusts and conveniences calculated to benefit directors and ex-directors, employees or ex-employees of the Company or the dependants or connections of such persons, and to grant pensions and allowances and to do any acts or things or make any arrangements or provisions enabling employees of the Company or other persons aforesaid to become shareholders in the Company or otherwise to participate in the profits of the Company upon such terms and in such manner as the Company thinks fit, and to make payment towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, or any other object whatsoever which the Company may think advisable.

(m)	To promote any company or companies for the purposes of acquiring all or any of the property and liabilities of the Company or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(n)	Generally to purchase, take on lease, exchange, hire or otherwise acquire any real and personal property and any rights or privileges which the Company may think necessary or convenient for the purpose of its business.

(o)	To develop and turn to account any land acquired by the Company or in which it is interested and in particular by laying out and preparing the same for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting up and improving buildings and conveniences and by planting, paving, draining, farming, cultivating, letting on building leases or building agreement and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants and others.

(p)	To construct, maintain and alter any buildings or works necessary or convenient for any of the purposes of the Company or for the benefit of its employees.

(q)	To construct, improve, maintain, develop, work, manage, carry out or control any roads, ways, tramways, railways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences which may seem calculated directly or indirectly to advance the Company’s interests and to contribute to, subsidise or otherwise assist, or take party in the construction, improvement, maintenance, working, management, carrying out or control thereof.

(r)	To invest and to deal with the moneys of the Company not immediately required in such manner as may from time to time be determined.

(s)	To lend, and advance money or give credit to any persons, firms or companies and in particular to customers of and others having dealings with the Company upon such terms as may seem expedient including to make a capital contribution to any company which is for the time being the holding company or a subsidiary (both as defined by Section 155 of the Companies Act 1963) of the Company, and to guarantee, support or secure whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company or by both such methods, the performance of the obligations of and the repayment or payment of the principle amounts of and premiums, interest, and dividends on any securities of any person, firm or company, and in particular (without prejudice to the generality of the foregoing) to give (with or without consideration) security for any debts, obligations or liabilities of any company which is for the time being the holding company or a subsidiary (both as defined by Section 155 Companies Act 1963) of the Company or another subsidiary as defined by the said Section of the Company’s holding company or otherwise associated with the Company in business notwithstanding the fact that the Company may not receive any consideration in respect of or direct corporate benefit from entering into such transactions.

(t)	To borrow or raise money either without security or secured in such manner as the Company shall think fit and in particular by the issue of debentures or debenture stock, perpetual or otherwise, by mortgage or other security charged upon all or any of the Company’s property both present and future, including its uncalled capital and to purchase, redeem or pay off any such securities.

(u)	To remunerate any person or company for services rendered or to be rendered in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital or any debentures, debenture stock or other securities of the Company, or in or about the formation or promotion of the Company or the conduct of its business.

(v)	To draw, make, accept, endorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

(w)	To undertake and execute any trusts the undertaking whereof may seem desirable and either gratuitously or otherwise.

(x)	To sell or dispose of the undertaking of the Company or any part thereof for such considerations as the Company may think fit and in particular for shares, debentures or securities of any other company having objects altogether or in part similar to those of the Company.

(y)	To adopt such means of making known the products or services of the Company as may seem expedient and in particular by advertising in the Press, by circulars, by purchase and exhibition of works of art or interests, by publication of books and periodicals and by granting prizes, rewards and donations.

(z)	To obtain any Act of the Oireachtas or Provisional Order for enabling the Company to carry any of its objects into effect or for effecting any modification of the company’s constitution or for any other purpose which may seem expedient and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interest.

(aa)	To procure the Company to be registered or recognised in any country or place.

(bb)	To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any of the property and rights of the Company.

(cc)	To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful Federation, Union or Association, or to do any lawful act or thing with a view to preventing or resisting directly or indirectly any interruption or interference with the trade or business of the Company or any other trade or business or providing or safeguarding against the same, or resisting or opposing any strike, movement or organisation which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purpose.

(dd)	To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise and either alone or in conjunction with others.

(ee)	To distribute any of the property of the Company in specie among the members.

(ff)	To do all such other things as the Company may think incidental or conducive to the attainment of the above objects or any of them.

Provided that

(i)	The word “company” in this Clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this Clause shall except where otherwise expressed in such paragraphs be in no way limited or restricted by reference to, or inference from, the terms of any other paragraph; and

(ii)	the provisions of this Clause shall be subject to the Company obtaining, where necessary for the purpose of carrying any of its objects into effect, such licence, permit or authority as may be required by law.

4.	The liability of the members is limited.

5.	The Share Capital of the Company is €333,947.6156 divided into 5,000,000,000 Ordinary Shares of €0.00002539476 each, 5,000,000,000 Convertible Preference Shares of €0.00002539476 each (referred to as “A” Shares in the Articles of Association), 40,000 B Ordinary Shares of €1 each and 40,000 B Deferred Shares of €1 each.

The shares forming the capital (increased or reduced) may be increased or reduced and be divided into such classes, and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting, redemption or other special incidence, and be held upon such terms as may be attached thereto as may from time to time be provided by the original or any substituted or amended Articles of Association and Regulations of the Company for the time being but so that where shares are issued with any preferential or special rights attached thereto, such rights shall not be alterable otherwise than pursuant to the provisions of the Articles of Association of the Company for the time being.

We, the several persons whose names and addresses are subscribed, wish to be formed into a company in pursuance of this memorandum of association and we agree to take the number of shares in the capital of the Company set opposite our respective names:

Names, Addresses and Descriptions of Subscribers	Number of shares taken by each subscriber.
Enceladus Holding Limited Arthur Cox Building, Earlsfort Terrace, Dublin 2 Corporate Body	Thirty Nine Thousand Nine Hundred and Ninety Four Ordinary Shares

AC Administration Services Limited Arthur Cox Building, Earlsfort Terrace, Dublin 2. Corporate Body	One Ordinary Share

Arthur Cox Nominees Limited Arthur Cox Building, Earlsfort Terrace, Dublin 2. Corporate Body	One Ordinary Share

Arthur Cox Registrars Limited Arthur Cox Building, Earlsfort Terrace, Dublin 2. Corporate Body	One Ordinary Share

Arthur Cox Trust Services Limited Arthur Cox Building, Earlsfort Terrace, Dublin 2 Corporate Body	One Ordinary Share

DIJR Nominees Limited Arthur Cox Building, Earlsfort Terrace, Dublin 2 Corporate Body	One Ordinary Share

Fand Limited Arthur Cox Building, Earlsfort Terrace, Dublin 2 Corporate Body	One Ordinary Share

Dated the 1st day of October 2013

Witness to the above signatures: James Heary, Arthur Cox Building, Earslfort Terrace, Dublin 2

THE COMPANIES ACTS 1963 TO 2013

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

GLOBOFORCE GROUP PUBLIC LIMITED COMPANY

(Adopted by a special resolutions passed on March 3, 2014)

Arthur Cox

Earlsfort Centre

Earlsfort Terrace

Dublin 2

CONTENTS

1	REGULATIONS	2
2	PUBLIC COMPANY	8
3	SHARE CAPITAL	8
4	RIGHTS ATTACHING TO THE SHARES	9
5	TRANSFER OF SHARES	13
6	TRANSFER OF ORDINARY SHARES	18
7	TAG-ALONG RIGHTS ON A CHANGE OF CONTROL	22
8	DRAG-ALONG RIGHTS	23
9	COMPULSORY TRANSFER	24
10	COMPULSORY TRANSFERS - GENERAL	33
11	CALLS ON SHARES	34
12	ISSUE OF SHARES	34
13	GENERAL MEETINGS	36
14	NOTICE OF GENERAL MEETINGS	36
15	PROCEEDINGS AT GENERAL MEETINGS	36
16	VOTING AT GENERAL MEETINGS	38
17	NUMBER OF DIRECTORS	39
18	ALTERNATE DIRECTORS	40
19	POWERS OF DIRECTORS	41
20	DELEGATION OF DIRECTORS’ POWERS	41
21	DISQUALIFICATION AND REMOVAL OF DIRECTORS	41
22	DIRECTORS’ APPOINTMENTS AND INTERESTS	42
23	PROCEEDINGS OF DIRECTORS	43
24	DIVIDENDS	44
25	NOTICES	44
26	CAPITALISATION	45
27	INDEMNITY	45

COMPANIES ACTS 1963 to 2013

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

GLOBOFORCE GROUP PUBLIC LIMITED COMPANY

(Adopted by a special resolutions passed on March 3, 2014)

1.	REGULATIONS

1.1	The Regulations contained in Part I of Table A in the First Schedule to the Companies Act 1963 (as the same is amended by the Companies Acts 1963-2003 and with the exception of Regulations 1, 6, 7, 15, 17, 19, 24, 26, 27, 30 to 32 (inclusive), 44 to 46 (inclusive), 49 to 52 (inclusive), 54 to 59 (inclusive), 61, 63, 64, 66, 68 to 72 (inclusive), 79, 80, 83 to 85 (inclusive), 86, 87, 90 to 98 (inclusive), 101 to 105 (inclusive), 108 to 112 (inclusive), 127, 133 to 136 (inclusive) thereof) shall apply to the Company save in so far as they are excluded or modified hereby or are inconsistent herewith and such Regulations together with the Articles hereinafter contained shall constitute the Regulations of the Company.

1.2	In these Articles and (where appropriate) in Table A:

“‘A’ Shareholder” means any holder of ‘A’ Shares;

“‘A’ Shares” means the convertible preference shares of EUR0.0001269738 each in the share capital of the Company in issue from time to time;

“the Act” means the Companies Act 1963;

“the Acts” mean the Companies Acts 1963 to 2013;

“Affiliate” with respect to any person means:

(a)	any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person and for the purposes of this definition, the term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or agency or otherwise; or

(b)	where that person is a partnership, another partner in that partnership or a linked, related or successor partnership or fund, or any other funds managed by such partnership; or

(c)	in relation to an Investor, any custodian or nominee for the Investor or for any investment fund, collective investment scheme or unit trust or other investment vehicle (howsoever structured) (together a “fund”) in respect of which the Investor is manager, adviser or administrator, and any person, who is or proposes to become manager, adviser or administrator of such fund or any related, linked or successor fund;

“Articles” means these articles of association or as from time to time altered or replaced;

“Asset Sale” has the meaning given thereto by article 4(1)(c);

“Atlas” means each of Atlas Venture Fund VI, L.P., Atlas Venture Fund VI GmbH & Co. Kg and Atlas Venture Entrepreneurs’ Fund VI L.P.;

“Atlas VI” has the meaning given in the Subscription Agreement;

“Auditors” means the auditors from time to time of the Company;

“Balderton” means Balderton Capital I, L.P. as nominee for Balderton Capital I, L.P., Balderton Capital Founders’ Fund I, L.P., Balderton Capital Founders’ Fund I-A, L.P., Balderton Capital SLP Fund I, L.P. and related individuals;

“B Deferred Shares” means B deferred shares of EUR1.00 each in the capital of the Company;

“Board” means the board of directors of the Company (or, when the context requires, a subsidiary of the Company) or any committee of such board of directors;

“B Ordinary Shares” means B ordinary shares of EUR1.00 each in the capital of the Company;

“Business” means the business of the Group, being the business of the provision of gift certificates to consumers and non-consumers on a worldwide basis, both on the Internet and otherwise, using a network of retailers worldwide.;

“Business Day” means a day other than Saturday, Sunday or a day on which banks are generally open for business in the State;

“Cash Consideration” means consideration to the extent it comprises cash;

“CEO” means the chief executive officer or any equivalent officer of the Company from time to time appointed pursuant to article 17.7 and in accordance with the terms of the Subscription Agreement;

“Change of Control” has the meaning set out in article 7.1;

“clear days” in relation to the period of a notice, means that period excluding the day when the notice shall be served or deemed to be served and the day for which it shall be given or on which it shall take effect;

“Connected Person” means in relation to a person, any other person:

(d)	who is a connected person for the purposes of Section 10 of the Taxes Consolidation Act 1997 to the first mentioned person; and/or

(e)	with whom the first mentioned person is acting in concert (as defined in Section 1(13) of the Irish Takeover Panel Act 1997);

“the Current CEO” means Mr Eric Mosley;

“Deemed Sale” means a return of assets on a liquidation, reduction of capital, distribution or otherwise to Shareholders;

“Deemed Subscription Price” means:-

(f)	in the case of the 2002 ‘A’ Shares held by Balderton (or any of its Permitted Transferees) (and any Ordinary Share arising on a conversion of any such 2002 ‘A’ Share), EUR224.937147965;

(g)	in the case of the 2002 ‘A’ Shares acquired by any ‘A’ Shareholder by way of a transfer of an issued Share to such ‘A’ Shareholder (and any Ordinary Share arising on a conversion of any such 2002 ‘A’ Share), an amount equal to either the consideration paid by the ‘A’ Shareholder for such ‘A’ Share so acquired or EUR224.937147965, whichever is the greater;

(h)	in the case of the 2004 ‘A’ Shares held by Atlas (or any of its Permitted Transferees) (and any Ordinary Share arising on a conversion of any such 2002 ‘A’ Share), EUR574.476815757;

(i)	in the case of the 2004 ‘A’ Shares held by Balderton (or any of its Permitted Transferees) (and any Ordinary Share arising on a conversion of any such 2002 ‘A’ Share), EUR574.476815757;

(j)	in the case of the 2004 ‘A’ Shares acquired by any ‘A’ Shareholder by way of a transfer of an issued Share to such ‘A’ Shareholder (and any Ordinary Share arising on a conversion of any such 2004 ‘A’ Share), an amount equal to either the consideration paid by the ‘A’ Shareholder for such ‘A’ Share so acquired or EUR574.476815757, whichever is the greater;

(k)	in the case of any ‘A’ Share, other than the 2002 ‘A’ Shares and the 2004 ‘A’ Shares, acquired by any ‘A’ Shareholder by way of a transfer of an issued Share to such ‘A’ Shareholder and, if applicable, the conversion of the transferred Share into an ‘A’ Share (and any Ordinary Share arising on a conversion of any such ‘A’ Share), an amount equal to either the consideration paid by the ‘A’ Shareholder for such ‘A’ Share so acquired or the amount paid up or credited as paid up (including the full amount of any premium at which such share was issued) for such ‘A’ Share, whichever is the greater; and

(l)	in the case of any other ‘A Share’ (and any Ordinary Share arising on a conversion of any such ‘A’ Share), the amount paid up or credited as paid up (including the full amount of any premium at which such share was issued) for such ‘A’ Share;

“Directors” means the directors from time to time of the Company;

“ESOP” means the 2012 Stock Option and Incentive Plan of the Company, as same may be amended from time to time in accordance with its terms;

“Executed” includes any mode of execution;

“Fair Value” means in relation to any Shares which are to be compulsorily transferred pursuant to article 10 the fair value of the Shares as determined by the Valuer pursuant to article 10;

“Forward Stock Purchase Agreement” means an agreement to be entered into by the Company subject to and following the prior approval of an Investor Majority and the sanction of a special resolution in accordance with Part XI of the 1990 Act providing for the acquisition of Shares from Mr. Eric Mosley by a subsidiary of the Company;

“Founders” means Eric Mosley and Edward Reynolds;

“Group” means the Company, its holding company, its subsidiaries and subsidiary undertakings and subsidiaries and subsidiary undertakings of its holding company from time to time and “Group Company” means anyone of them from time to time;

“holder” in relation to Shares means the Shareholder whose name is entered in the register of Shareholders of the Company as the holder of the Shares;

“Investors” means Atlas and Balderton;

“Investor Director” bears the meaning set out in article 17.2;

“Investor Majority” means each of the Investors, provided that:-

(m)	in the event of an Investor selling all of its Shares to any one person, that person;

(n)	in the event of an Investor selling all of its Shares to more than one person, the transferees of such Shares who together hold 75% or more of the Shares originally held by that Investor; or

(o)	in the event of an Investor selling some (but not all) of its Shares to any one or more person(s), the holders of such Shares who together hold 75% of such Shares shall replace that Investor for the purposes of this definition;

“Investor Minimum Percentage” bears the meaning set out in the Subscription Agreement;

“Leaver” bears the meaning set out in article 9.1;

“Listed Group Company” bears the meaning set out in article 9.11;

“Listing” means the admission of any of the Shares or depository receipts representing Shares, or any shares of any holding company or subsidiary of the Company, to the Official List of the UK Listing Authority and/or to trading on the London Stock Exchange plc’s market for listed securities; or the admission to trading of such shares on the Alternative Investment Market of the London Stock Exchange plc (or any other market regulated by the London Stock Exchange plc); or the listing or quotation of any such shares (or in the case of the New York Stock Exchange the listing or quotation of depository receipts representing such shares) on any other stock exchange or regulated securities market (including the New York Stock Exchange, NASDAQ and NASDAQ Europe); or the offering to the public in any jurisdiction of any such shares for sale or subscription;

“Memorandum” means the memorandum of association of the Company, as supplemented by special resolution of the members of the Company entitled to vote from time to time;

“Non-Cash Consideration” means consideration to the extent that it comprises shares in a company which is listed on a recognised stock exchange;

“office” means the registered office of the Company;

“Ordinary Shares” means ordinary shares of EUR0.0001269738 each in the capital of the Company;

“Ordinary Shareholder” means any holder of Ordinary Shares;

“Permitted Transfer” means a transfer of Shares authorised or permitted by article 5.3 to 5.8 (inclusive);

“Permitted Transferee” means a person, firm or unincorporated association to whom or which Shares have been, or may be, transferred pursuant to a Permitted Transfer;

“recognised stock exchange” means a stock exchange or market approved in writing by the Investor Majority;

“the State” means the Republic of Ireland;

“Sale” means the transfer or other disposal (including by way of re-organisation, merger or consolidation) (whether through a single transaction or a series of transactions) of the legal and/or beneficial interest or title to a majority or more of the Shares in issue taken together to a person (and/or any Connected Person of that person) or the acceptance of an offer as a result of which the offeror and any Connected Person or person acting in concert with it becomes entitled or bound to acquire the remainder of such shares but excluding any transfer or other disposal of the legal and/or beneficial interest or title to a majority or more of the Shares in issue which is made to another member of the Group as part of a bona fide reorganisation of the Group made with the consent of the Investor Majority;

“seal” means the common seal of the Company;

“Secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

“Share” or “Shares” means any share or shares in the capital of the Company;

“Shareholder” means any holder for the time being of a Share or Shares;

“Subscription Agreement” means the subscription and shareholders agreement dated 18th August 2004 between (1) Atlas, (2) Balderton, (3) the Initial Shareholders (as therein defined) and (4) the Company relating, inter alia to the regulation of the rights and obligations of the parties in respect of the Company;

“Subscription Price” means in relation to any Share (other than any ‘A’ Share and any Ordinary Share arising on a conversion of any such ‘A’ Share) the amount paid up or credited as paid up thereon (including the full amount of any premium at which such share was issued) and means in relation to any ‘A’ Share the Deemed Subscription Price for such ‘A’ Share or if applicable any Ordinary Share arising on a conversion of any such ‘A’ Share;

“Table A” means Part I of Table A in the First Schedule to the Companies Act 1963;

“the 1983 Act” means the Companies (Amendment) Act 1983;

“The 1990 Act” means the Companies Act, 1990;

“the 2002 ‘A’ Shares” means the 11,290 ‘A’ Shares which were allotted to Balderton on 29 January 2002; and

“the 2004 ‘A’ Shares” means:-

(p)	the 12,185 ‘A’ Shares which were allotted to Atlas pursuant to the Subscription Agreement; and

(q)	the 861 ‘A’ Shares which were acquired by Balderton pursuant to the Share Purchase Agreement (as define in the Subscription Agreement).

“Valuer” means an independent investment bank or corporate finance firm of international repute appointed by the Board (with the consent of each Investor Director) for the purpose of valuing Shares in accordance with article 10;

1.3	In these Articles, unless the context requires otherwise:

(a)	A reference to any statute or statutory provision is to be construed as a reference to such statute or provision as amended, consolidated or re-enacted from time to time and to any orders, regulations, instruments or other subordinate legislation (and relevant codes of practice) made under the relevant statute for the time being in force.

(b)	Unless the context otherwise requires:

(i)	words in the singular include the plural, and vice versa;

(ii)	words importing one gender include the other gender;

(iii)	a reference to a person includes a reference to a body corporate and to an unincorporated body of persons; and

(iv)	words or expressions contained in these Articles bear the same meaning as in the Act.

(c)	a reference to a “subsidiary” or “holding company” is to be construed in accordance with section 155 of the Companies Act 1963, and a reference to a “parent undertaking” and “subsidiary undertaking” is to be construed in accordance with the European Communities (Companies: Group Accounts) Regulations, 1992;

(d)	a reference to a document is a reference to that document as from time to time supplemented or varied;

1.4	The headings are inserted for convenience only and do not affect the construction of these Articles.

1.5	Any reference in these Articles to a Shareholder shall be deemed to include a reference to its Permitted Transferee, unless the context requires otherwise.

2.	PUBLIC COMPANY

2.1	The Company is a public limited company and accordingly the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment, and have continued after the determination of such employment to be, members of the Company) is unlimited, and must be at least seven.

2.2	The right to transfer shares is restricted in the manner prescribed in these Articles; and

2.3	The Company shall not have power to issue share warrants to bearer.

3.	SHARE CAPITAL

3.1	The Share Capital of the Company is €333,947.6156 divided into

(a)	5,000,000,000 Ordinary Shares of €0.00002539476 each;

(b)	5,000,000,000 Convertible Preference Shares of €0.00002539476 each;

(c)	40,000 B Ordinary Shares of €1 each; and

(d)	40,000 B Deferred Shares of €1 each.

3.2	The Shares shall, except where otherwise provided in these Articles, entitle the holders thereof to the same rights and privileges and subject them to the same restrictions and provisions hereinafter appearing.

3.3	Subject to the provisions of the Acts and these Articles, all unissued Shares shall be at the disposal of the Directors and they may allot, grant rights, options or warrants to subscribe or otherwise dispose of them to such person, at such times, and on such terms as they think proper.

3.4	Subject to the provisions of the Acts and to the prior consent of the Investor Majority having been obtained, and to the rights conferred on the holders of any class of shares, the Company shall have power to purchase its own Shares (whether issued on terms that they are, or are liable, to be redeemed or not) and subject as aforesaid the Company may cancel any shares so purchased or may hold them as treasury shares and, subject to the prior consent of the Investor Majority having been obtained, may reissue any such treasury shares as shares of any class or classes.

3.5	Subject to the prior consent of the Investor Majority having been obtained, neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares.

3.6	Subject always to the prior consent of the Investor Majority having been obtained and to the provisions of the Acts any Shares may with the sanction of a special resolution be issued on terms that they are, or that at the option of the Company or the Shareholder holding any such Shares, they are, liable to be redeemed on such terms and in such manner as the Company, before the issue of such Shares, may by special resolution determine or as may be provided by these Articles and, subject as aforesaid, the Company may cancel any shares so purchased or may hold them as treasury shares, and subject to the prior consent of the Investor Majority having been obtained, may reissue any such treasury shares as shares of any class or classes.

3.7	Subject to the prior consent of the Investor Majority having been obtained, the rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

3.8	The special rights attached to any class of Share or Shares may not be varied nor abrogated either while the Company is a going concern or during or in contemplation of a winding-up, without the consent in writing of the holders of 75 per cent or more of the issued Shares of that class or an extraordinary resolution passed at a separate general meeting of the holders of the class sanctioning that variation or abrogation.

3.9	Except as required by law, and even when the Company shall have express notice thereof, no person shall be recognised by the Company as holding any Share upon any trust and (except as otherwise provided by the Articles or by law) the Company shall not be bound by or recognise any interest in any Share except an absolute right to the entirety thereof in the holder.

3.10	The share capital of the Company shall not be increased except with the sanction of a special resolution of the Company.

3.11	In Regulation 2 of Part 1 of Table A the words “ordinary resolution” shall be replaced by the words “special resolution”.

3.12	In the event that the issued share capital of the Company falls, or if the Board so shall determines is likely to fall, below the minimum statutory requirement pursuant to the Acts, the Directors are authorised to issue such number of B Deferred Shares as may be required to maintain the minimum statutory requirement to such number of nominees as may be required to ensure compliance with the Acts with such B Deferred Shares to be held by such nominees on behalf of the Members.

4.	RIGHTS ATTACHING TO THE SHARES

4.1	Liquidation

(a)	On a return of assets on liquidation, on a reduction of capital (except in the case of a reduction of capital consequent on a purchase by the Company of any of its own shares made with the consent of the Investor Majority) or otherwise the assets of the Company remaining after payment of its liabilities (“Net Proceeds”) shall be distributed as follows and in the following order of priority:

(i)	in the event that not all of the ‘A’ Shares have been converted into Ordinary Shares pursuant to article 4(2)(b):

(A)	first, in payment to the holders of the ‘A’ Shares, an amount equal to the Subscription Price for the ‘A’ Shares (or in the event of the conversion, sub-division and/or redesignation of the ‘A’ Shares, the Subscription Price originally paid for each ‘A’ Share from which the Shares arising on such conversion, sub-division and/or redesignation derive) plus any arrears or accruals of dividend on the ‘A’ Shares (as the case may be) due or declared or unpaid down to the date of the return of assets, such payment to be shared in proportion to the number of ‘A’ Shares held by them respectively;

(B)	thereafter, the balance of the Net Proceeds, if any, shall be distributed to each of the holders of the ‘A’ Shares and the holders of Ordinary Shares in proportion to the number of Shares held by them respectively (pari passu as if they were all shares of the same class);

(ii)	in the event that the ‘A’ Shares have been converted into Ordinary Shares pursuant to article 4(2)(b) the Net Proceeds shall be distributed to the holders of the Ordinary Shares (including, for the avoidance of doubt, any Ordinary Shares arising from the conversion of ‘A’ Shares under article 4(2)(b)) in proportion to the number of Ordinary Shares held by them respectively.

(b)	In the event of a Sale, the Company and each Shareholder shall procure that the proceeds of such Sale shall, unless otherwise required by the Investor Majority in writing, be distributed between the Shareholders in the manner set out in article 4(1)(a)(i) or (ii) (as applicable) as if the same constituted a liquidation of the Company, save that to the extent that any ‘A’ Shareholder has, pursuant to the rights conferred upon him by article 7, accepted any offer which will result in him receiving Cash Consideration and/or Non Cash Consideration for an ‘A’ Share which is of a value greater than the Subscription Price for the ‘A’ Share in question, article 4(1)(a)(i), shall be construed so that reference therein to the Subscription Price for such ‘A’ Share shall be replaced by a reference to such Cash Consideration and/or Non Cash Consideration.

(c)	On any sale by the Company of the whole or substantially the whole of its business and/or assets (an “Asset Sale”) (other than any sale by the Company of the whole or substantially the whole of its business or assets to another Group Company made as part of a bona fide reorganisation of the Group which is being entered into with the consent of the Investor Majority) the Company shall, unless otherwise required by the Investor Majority in writing, as soon as practicable (insofar as it is lawfully able) distribute (whether by means of dividend, redemption of any of the Shares carrying rights to be redeemed or otherwise) to the Shareholders the proceeds of such sale and those proceeds shall be distributed between the Shareholders in the manner set out in article 4(1)(a)(i) or (ii) as applicable as if the same constituted a liquidation of the Company.

4.2	‘A’ Shares

(a)	Voting in general meetings

The holders of the ‘A’ Shares shall be entitled to receive notice of, to attend and to vote at, general meetings of the Company; every holder of ‘A’ Shares who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative or by proxy, shall have one vote on a show of hands and on a poll every holder of ‘A’ Shares so present shall have one vote for each ‘A’ Share held by him.

(b)	Conversion

(i)	Subject to the consent of the Investor Majority to a Listing having first been obtained, and to the terms of such consent, all of the ‘A’ Shares shall, on the date of the closing of the sale of ordinary shares to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933 of the United States, as amended, be converted into and redesignated as Ordinary Shares at the rate of one Ordinary Share for every ‘A’ Share.

(ii)	Immediately on the request in writing, at any time, by any ‘A’ Shareholder that ‘A’ Shares held by such ‘A’ Shareholder be converted into Ordinary Shares, the ‘A’ Shares held by such ‘A’ Shareholder (and in respect only of the number specified) shall be converted into and redesignated as Ordinary Shares at the rate of one Ordinary Share for every ‘A’ Share.

(iii)	Immediately on the request in writing, at any time, by the Investor Majority that all of the ‘A’ Shares held by the Investor Majority be converted into Ordinary Shares, all of the ‘A’ Shares then in issue shall, regardless of whether they are held by the Investor Majority or any other Shareholder not being the Investor Majority, be converted into and redesignated as Ordinary Shares at the rate of one Ordinary Share for every ‘A’ Share.

(iv)	The “Conversion Date” for the purposes of this article 4(2)(b) means, depending upon whether conversion is to take place pursuant to sub-paragraphs (i), (ii) or (iii) above, the date and/or time, as applicable, upon which the ‘A’ Shares are to be converted into Ordinary Shares as specified in the applicable subparagraph.

(v)	The Ordinary Shares arising on such conversion and redesignation shall rank pari passu with the Ordinary Shares then in issue and fully paid up and shall entitle the holders of the Ordinary Shares to all dividends and other distributions declared, made or paid on the Ordinary Shares by reference to any record date occurring after the Conversion Date.

(vi)	If the ‘A’ Shares are consolidated or sub-divided (or if the Ordinary Shares into which they may be converted are consolidated or sub-divided), then the number of Ordinary Shares to be issued on conversion shall be reduced or increased accordingly and if any doubt arises as to the number of them the certificate of the opinion of the Auditors shall be conclusive and binding.

(vii)	Upon the Conversion Date each holder of ‘A’ Shares which are to be converted shall deliver to the Company at its registered office the certificates for his ‘A’ Shares and upon such delivery there shall be issued to him a certificate for the number of Ordinary Shares resulting from the conversion and redesignation.

(c)	Income

Subject to article 24.2:

(i)	the holders of the ‘A’ Shares shall be entitled to receive in priority to the holders of any other class of shares non-cumulative dividends at the rate of 8% per annum of the Subscription Price paid on such ‘A’ Shares calculated on a daily basis (the “Preference Dividend”);

(ii)	no dividend shall be declared or payable on the ‘A’ Shares in respect of any financial period of the Company unless there are sufficient profits of the Company available for distribution in such financial period and unless the payment of such a dividend is declared by the Board and has first been approved by the Investor Majority;

(iii)	if there are insufficient funds or reserves to satisfy the Preference Dividend, then the total amount available for distribution shall be distributed to the ‘A’ Shareholders pro rata to the aggregate Subscription Price paid by the holders thereof for their respective holdings of ‘A’ Shares;

(iv)	any distribution after satisfaction of the Preference Dividend shall (subject to the same being approved by the Investor Majority) be payable to the holders of the ‘A’ Shares and the Ordinary Shares pari passu as if the same were one class of shares;

(v)	and subject to article 4(2)(c)(iii), every dividend payable shall be distributed to the appropriate shareholders pro rata according to the number of Shares held by them respectively.

(d)	Redemption

The ‘A’ Shares shall, at the discretion of the Investor Majority, by notice in writing to the Company be redeemable to the extent necessary to ensure that: (i) on a return of assets on liquidation or on a reduction of capital or otherwise the Net Proceeds (as defined in article 4(1)(a)) are distributed first in payment to the holders of the ‘A’ Shares an amount equal to the Subscription Price for such Shares and any arrears or accruals of dividend in accordance with article 4(1)(a); (ii) in the event of a Sale that the proceeds of such Sale are distributed first to the holders of the ‘A’ Shares in the manner provided for in article 4(1)(b) and (iii) in the event of an Asset Sale, that the proceeds of such sale are distributed first to the holders of the ‘A’ Shares in the manner provided for in article 4(1)(c), but shall not otherwise be redeemable.

4.3	Ordinary Shares

4.4	The Ordinary Shares shall rank pari passu in all respects.

4.5	The Ordinary Shares shall confer on the holders thereof the right to receive notice of and to attend and vote at general meetings of the Company.

4.6	B Ordinary Shares

4.7	The B Ordinary Shares shall rank pari passu in all respects.

4.8	The B Ordinary Shares shall confer on the holders thereof the right to receive notice of and to attend and vote at general meetings of the Company.

4.9	B Deferred Shares

4.10	The B Deferred Shares shall have the rights and privileges and be subject to the restrictions set out in this Article 4.10.

(a)	the B Deferred Shares are non-voting shares and do not convey upon the holder the right to be paid a dividend or to receive notice of or to attend, vote or speak at a general meeting;

(b)	the B Deferred Shares confer the right on a return of capital, on a winding-up or otherwise, only to the repayment of the nominal value paid up on the Deferred Shares after repayment of the nominal value of the Ordinary Shares;

(c)	any Director of the Company (the “Agent”) is appointed, the attorney of the holder of a B Deferred Share, with an irrevocable instruction to the Agent to execute all or any forms of transfer and/or renunciation and/or other documents in the Agent’s discretion in relation to the B Deferred Shares in favour of the Company or as it may direct and to deliver such forms of transfer and/or renunciation and/or other documents together with any certificate(s) and/or other documents for registration and to do all such other acts and things as may in the reasonable opinion of the Agent be necessary or expedient for the purpose of, or in connection with, the purchase by the Company of the B Deferred Shares for nil consideration or such other consideration as the Board may determine and to vest the said B Deferred Shares in the Company;

4.11	Conversion of B Ordinary Shares

At such time as the Board shall determine, each of the B Ordinary Shares in issue in the capital of the Company shall be converted and redesignated as a B Deferred Share having the rights and being subject to the restrictions set out in Article 4.10 above.

5.	TRANSFER OF SHARES

5.1	Save as permitted in these Articles, no transfer, disposal or other dealing in any Shares (or any interest whether legal, beneficial or otherwise) in such Shares shall occur other than the transfer of the whole legal and beneficial title of all or part of a Shareholder’s holding of Shares free from all liens, charges and encumbrances and with all rights, title and interest in existence at the date of transfer together with all rights which may arise in respect thereof or thereafter (and “transfer of Shares” shall be construed accordingly).

5.2	Except as provided elsewhere in these Articles, in particular except as provided in article 5.11, none of the Shareholders (or, their respective Permitted Transferees pursuant to article 5.3 and 5.4) shall be entitled, at any time during the period commencing on the date of adoption of these Articles and ending on the date six months after the date of a Listing, to transfer any Shares then held by such holder, save with the prior written consent of the Investor Majority, or in the circumstances permitted by articles 5.3, 5.4, 5.8 and 5.12 or required under articles 5.5, 5.6, 5.7 or 9. Subject always to the prior provisions of this article 5.2, no Share or any interest (whether legal, beneficial or otherwise) therein shall be transferred to or otherwise become vested in any person or body save in the circumstances permitted by articles 5.3. 5.4, 5.8, 5.11 and 5.12 or required under articles 5.5 to 5.7 or unless and until the requirements set out in articles 6, 7, 8 or 9 (if applicable) shall have been duly complied with.

5.3	Subject to article 5.2, all or part of the Shares of a Shareholder may be transferred free of any rights of pre-emption conferred under article 6 or otherwise:

(a)	to any person with the prior consent in writing of the Investor Majority (which consent may be granted unconditionally or subject to reasonable terms or conditions and in the latter case any Share so transferred shall be held subject to such terms and conditions notified in writing to the transferee prior to registration of the transfer); or

(b)	by any individual Shareholder (not being in relation to the Shares concerned a holder thereof as a trustee of any Family Trusts) to a Privileged Relation of such member; or

(c)	by any such individual Shareholder to trustees to be held upon Family Trusts related to such individual Shareholder; or

(d)	by a Shareholder to any of its respective Affiliates and vice versa among such Affiliates (and so that, in the event of a dispute as to whether any proposed transferee is an affiliate of the transferor the matter shall be conclusively determined by the Board acting with the consent of each of the Investor Directors); or

(e)	by any Shareholder being a company (not being in relation to the Shares concerned a holder thereof as a trustee of any Family Trusts) to a Member of the same Group as the Transferor Company and if any such transferee ceases to be a Member of the same Group as the original Shareholder who transferred the Shares pursuant to this article it shall forthwith transfer the relevant Shares to a Member of the same Group; or

(f)	by any person entitled to Shares in consequence of the death or bankruptcy of an individual Shareholder to any person or trustee to whom such individual member, if not dead or bankrupt, would be permitted hereunder to transfer the same.

5.4	Where Shares have been issued to trustees of Family Trusts or transferred under this article to trustees of Family Trusts, the trustees and their successors in office may (subject to the provisions of article 5.2) transfer all or any of such Shares:

(a)	to the trustees for the time being of the Family Trust concerned on any change of trustees;

(b)	to the trustees for the time being of any other trusts, being Family Trusts in relation to the same individual Shareholder or deceased or former Shareholder pursuant to the terms of such Family Trusts or to any discretion vested in the trustees thereof or any other person; or

(c)	to the relevant Shareholder or former Shareholder or any Privileged Relation of the relevant Shareholder or deceased or former Shareholder who has thereby become entitled to the Shares proposed to be transferred on the total or partial termination of or pursuant to the terms of the Family Trusts concerned or in consequence of the exercise of any such power or discretion as aforesaid.

5.5	If and whenever any of the Shares come to be held otherwise than upon Family Trusts, except in circumstances where a transfer thereof is authorised pursuant to article 5.3 to be and is to be made to the person or persons entitled thereto, it shall be the duty of the trustees holding such Shares to notify the Directors in writing that such event has occurred and the trustees shall be bound, if and when required in writing by the Directors so to do, to transfer such Shares back to the relevant former Shareholder.

5.6	If a person to whom Shares have been transferred pursuant to article 5.3 shall cease to be a Privileged Relation or Affiliate of the original Shareholder who transferred the Shares pursuant to this article 5, it shall be the duty of such person to notify the Directors in writing that such event has occurred and such person shall be bound, if and when required in writing by the Directors so to do, to transfer its entire holding of Shares back to such Shareholder or to another Privileged Relation or Affiliate of such original Shareholder.

5.7	If a Transferee Company ceases to be a Member of the same Group as the Transferor Company from which (whether directly or by a series of transfers under article 5.3) the Shares derived, it shall be the duty of the Transferee Company to notify the Directors in writing that such event has occurred and (unless the Shares are thereupon transferred to the Transferor Company or a Member of the same Group as the Transferor Company, any such transfer being deemed to be authorised under the foregoing provisions of this article 5) the Transferee Company shall be bound, if and when required in writing by the Directors so to do, to transfer its entire holding of Shares back to the Transferor Company.

5.8	Notwithstanding any other provision of these Articles to the contrary, any Shares or any interest in any Shares may at any time be transferred free of any rights of pre-emption conferred under article 6 or otherwise:

(a)	by a holder of Shares which is an Investment Fund or by its trustee, custodian or nominee:

(i)	to any trustee, nominee or custodian for such fund and vice versa;

(ii)	to any unitholder, shareholder, partner, participant, member, manager or adviser (or an employee, officer, former employee or former officer of such manager or adviser) in any such fund or in any partner of the general partner of such fund;

(iii)	to any other Investment Fund, or its trustee, nominee or custodian, managed or advised by the same manager or adviser as any such fund; or

(b)	by a holder of Shares which is an Investment Fund to a trustee, nominee, custodian or to a Member of the same Group of any of the persons referred to in article 5.8.1 (i), (ii) and (iii).

5.9	For the purpose of this article 5:

(a)	the word “company” includes any body corporate;

(b)	the expression “a Member of the same Group”, as regards any company, means a company which shall be for the time being a holding company or a subsidiary of that company or of such holding company;

(c)	the expression “Transferor Company” means a company (other than a Transferee Company) which has transferred or proposes to transfer Shares to a Member of the same Group; and

(d)	the expression “Transferee Company” means a company for the time being holding Shares in consequence, directly or indirectly, of a transfer or series of transfers of Shares between Members of the same Group (the relevant Transferor Company in the case of a series of such transfers being the first transferor in such series);

(e)	the expression “Privileged Relation” means in relation to an individual member or deceased or former individual member, the sibling, husband or wife or the widower or widow of such member and all the lineal descendants and ascendants in direct line of such member and a husband or wife or widower or widow of any of the above persons and for the purposes aforesaid a step-child or adopted child or illegitimate child of any person shall be deemed to be his or her lineal descendant; and

(f)	the expression “Family Trusts” means as regards any particular individual member or deceased or former individual member, trusts (whether arising under a settlement, declaration of trust or other instrument by whomsoever or wheresoever made or under a testamentary disposition or on an intestacy) under which no immediate beneficial interest in any of the shares in question is for the time being vested in any person other than that individual and/or Privileged Relations of that individual; and so that for this purpose a person shall be considered to be beneficially interested in a share if such share or the income thereof is or may become liable to be transferred or paid or applied or appointed to or for the benefit of such person or any voting or other rights attaching thereto are or may become liable to be exercisable by or as directed by such person pursuant to the terms of the relevant trusts or in consequence of an exercise of a power or discretion conferred thereby on any person or persons;

(g)	the expression “Investment Fund” means any person, company, trust, limited partnership or fund holding Shares for investment purposes and not being a Relevant Executive or any person who is a member of the Company by virtue of acquiring Shares directly or indirectly from a Relevant Executive;

(h)	the expression “Relevant Executive” means a director, employee or consultant of the Company or any subsidiary of the Company.

5.10	The Board shall refuse to register any transfer of Shares on which the Company has a lien and any transfer of Shares which is not permitted by these Articles. The Board may also refuse to register a transfer unless it is duly stamped and lodged at the registered office or at such other place as the Board may appoint and is accompanied by the certificate for the Shares to which it relates (or an indemnity in respect thereof) and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer but otherwise, the Board shall register any transfer made pursuant to the provisions of articles 5, 6, 7, 8, 9 or 10.

5.11	Notwithstanding any other provision of these Articles or the Subscription Agreement to the contrary, there are no restrictions on the transfer of Shares held by an Investor save that:

(a)	the Board shall be entitled to refuse to register a transfer unless it is duly stamped and lodged at the registered office or at such other place as the Board may appoint and is accompanied by the certificate for the Shares to which it relates (or an indemnity in respect thereof) but otherwise the Board shall register any transfer of the Shares held by an Investor; and

(b)	an Investor (“Selling Investor”) who intends to transfer all or part of its Shares shall first offer those Shares (“‘A’ Sale Shares”) to the remaining ‘A’ Shareholders for a specified price (the “‘A’ Price”), such offer to remain open for acceptance in writing for a period of 10 Business Days. Applications from ‘A’ Shareholders to purchase some or all of such Shares shall be dealt with in the manner set out in articles 5.12 to 5.15. Any such offer Notice shall constitute the Company the agent of the Selling Investor for the sale of the ‘A’ Sale Shares at the ‘A’ Price. Any such offer, may, if the Selling Investor so requests, be conditional upon the remaining ‘A’ Shareholders agreeing to purchase all of the ‘A’ Sale Shares (a “Total Transfer Condition”). If:-

(i)	a Total Transfer Condition applies, and all of the ‘A’ Sale Shares are not accepted by the ‘A’ Shareholders to whom they are offered, the Selling Investor may transfer all of the ‘A’ Sale Shares (including any ‘A’ Sale Shares which have been so accepted); or

(ii)	if a Total Transfer Condition does not apply, and any of the ‘A’ Sale Shares are not accepted by the ‘A’ Shareholders to whom they are offered, the Selling Investor may transfer any such remaining ‘A’ Sale Shares to any other person within a period of six months following the date of its offer to the remaining ‘A’ Shareholders, provided that the price per Share is not less than the ‘A’ Price.

5.12	‘A’ Sale Shares shall be offered to each offeree on terms that, in the event of competition, the ‘A’ Sale Shares offered shall be sold to the ‘A’ Shareholders accepting the offer in proportion (as nearly as may be) to their existing holdings of ‘A’ Shares (the “‘A’ Proportionate Entitlement”). It shall be open to each such holder to specify if he is willing to purchase ‘A’ Sale Shares in excess of his ‘A’ Proportionate Entitlement (“‘A’ Excess Shares”) and, if the holder does so specify, he shall state the number of ‘A’ Excess Shares.

5.13	After the expiry of the offers to be made to ‘A’ Shareholders pursuant to article 5.11 (or sooner if all the ‘A’ Sale Shares offered shall have been accepted in the manner provided in article 5.12), the Board shall allocate the ‘A’ Sale Shares in the following manner:-

(a)	if the total number of ‘A’ Shares applied for is equal to or less than the available number of ‘A’ Sale Shares, the Company shall allocate the number applied for in accordance with the applications; or

(b)	if the total number of ‘A’ Shares applied for is more than the available number of ‘A’ Sale Shares, each holder shall be allocated his ‘A’ Proportionate Entitlement (or such lesser number of ‘A’ Sale Shares for which he may have applied); applications for ‘A’ Excess Shares shall be allocated in accordance with such applications or, in the event of competition, (as nearly as may be) to each holder applying for ‘A’ Excess Shares in the proportion which the number ‘A’ Shares held by such holder bears to the total number of ‘A’ Shares held by all such holders applying for ‘A’ Excess Shares PROVIDED THAT such holder shall not be allocated more ‘A’ Excess Shares than he shall have stated himself willing to take and in either case the Company shall forthwith give notice of each such allocation (an “‘A’ Allocation Notice”) to the Selling Investor and each of the persons to whom Sale Shares have been allocated (an “‘A’ Applicant”) and shall specify in the ‘A’

Allocation Notice the place and time (being not earlier than five Business Days and not later than 10 Business Days after the date of the ‘A’ Allocation Notice) at which the sale of the ‘A’ Sale Shares shall be completed.

5.14	Subject to article 6.10, upon such allocations being made as aforesaid, the Selling Investor shall be bound, on payment of the ‘A’ Price, to transfer the ‘A’ Sale Shares comprised in the ‘A’ Allocation Notice to the ‘A’ Applicants named therein at the time and place therein specified. If he makes default in so doing:-

(a)	the chairman for the time being of the Company or, failing him, one of the Directors, or some other person duly nominated by a resolution of the Board for that purpose, shall forthwith be deemed to be the duly appointed attorney of the Selling Investor with full power to execute, complete and deliver in the name and on behalf of the Selling Investor all documents necessary to give effect to the transfer of the relevant ‘A’ Sale Shares to the ‘A’ Applicants;

(b)	the Board and/or any Director may receive and give a good discharge for the purchase money on behalf of the Selling Investor and (subject to the transfer being duly stamped) enter the name of the ‘A’ Applicants in the register of members as the holder or holders by transfer of the ‘A’ Sale Shares so purchased by him or them; and

(c)	the Board shall forthwith pay the purchase money into a separate bank account in the Company’s name and shall hold such money on trust (but without interest) for the Selling Investor until he shall deliver up his certificate or certificates for the relevant ‘A’ Sale Shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate) to the Company when he shall thereupon be paid the purchase money (but without interest).

5.15	The appointment referred to in article 5.14 shall be irrevocable and is given to secure the performance of the obligations of the relevant holder under these Articles.

5.16	Subject to article 6.1, any ‘A’ Shareholder other than an Investor who wishes to transfer any ‘A’ Shares must (i) obtain the prior written consent of the Investor Majority and, if such consent is obtained, (ii) offer those in accordance with the provisions of article 6 as if those ‘A’ Shares were Ordinary Shares.

5.17	Subject to article 5.1 or article 5.2 or any other provision of these Articles the creation of a lien, charge or encumbrance over the Shares the subject of the Forward Stock Purchase Agreement pursuant to the terms of the Forward Stock Purchase Agreement shall be permissable and notwithstanding any other provision of these Articles there are no restrictions on the transfer of the Shares the subject of the Forward Stock Purchase Agreement in accordance with its terms and on the settlement date as defined therein.

6.	TRANSFER OF ORDINARY SHARES

6.1	Notwithstanding article 5.16 and any other provision of this article 6 but subject to article 5.17, where a Founder wishes to accept an offer from or enter into any agreement with any person for the sale or transfer of all or part of his holding of Shares (“Founder Shares”) the Founder shall first offer 50 per cent. of those Shares to each of the Investors, such offer to remain open for acceptance in writing for a period of 10 Business Days. To the extent that such Founder Shares are declined by an Investor, they shall be offered to the other Investor (provided that that Investor has accepted all of the Founder Shares offered to it), such further offer to remain open for acceptance in writing for a period of 10 Business Days. Any Founder Shares not accepted pursuant to such offers shall:-

(a)	in the case of ‘A’ Shares, be subject to article 5.16; or

(b)	in the case of Ordinary Shares, be subject to the remaining provisions of article 6.

6.2	Subject to article 6.1, save in respect of a Permitted Transferor or a transfer required under articles 5.5, 5.6, 5.7, 5.8 or 9 and save in the case of a transfer of Shares made to another Group Company as part of a bona fide re-organisation of the Group (which is being made with the consent of the Investor Majority), a Shareholder other than an Investor (a “Selling Shareholder”) who wishes to accept an offer from or enter into any agreement with any person for the sale or transfer of all or part of its holding of Ordinary Shares (the “Sale Shares”) may only do so:-

(a)	with the prior consent of an Investor Majority; and

(b)	in accordance with the procedure set out in the following provisions of this Article 6.

6.3	Any Selling Shareholder who has obtained the consent of the Investor Majority required pursuant to Article 6.2(a) shall give notice in writing (the “Transfer Notice”) to the Company of his wish specifying:-

(a)	the number of Shares which he wishes to transfer (the “Sale Shares”);

(b)	the proportion of the Selling Shareholder’s total holding of Ordinary Shares which the Sale Shares represent (the “Sale Proportion”);

(c)	the name of the third party (if any) to whom he proposes to sell the Sale Shares (the “Purchaser”); and

(d)	the price at which he wishes to transfer the Sale Shares (the “Transfer Price”).

6.4	The Transfer Notice shall constitute the Company the agent of the Selling Shareholder for the sale of the Sale Shares at the Transfer Price.

6.5	The Company shall:-

(a)	as soon as practicable following receipt of a Transfer Notice give notice in writing to each of the ‘A’ Shareholders informing them of the number of Sale Shares that are available to purchase and of the Transfer Price. Such notice shall invite each ‘A’ Shareholder to state, in writing within 10 Business Days from the date of such notice (which date shall be specified therein), whether he is willing to purchase any and, if so, how many of the Sale Shares;

(b)	promptly after the expiry of the offers made pursuant to paragraph (a), if such offers have not been accepted in respect of all of the Sale Shares, give notice to the Board of such number of Sale Shares as are not accepted pursuant to such offers (“Second Round Notice”), upon receipt of which, the Board (with the approval of the Investor Majority) shall be entitled to offer the Sale Shares at the Transfer Price to either:-

(i)	the Company; or

(ii)	any person nominated by the Investor Majority

and any such offer shall be on the basis that:-

(iii)	it must be made within 10 Business Days of the date of the Second Round Notice; and

(iv)	in the case of an offer to the Company:-

(A)	it must be accepted or rejected (and, if not accepted, it will be deemed to have been rejected) within a further period of 30 days provided that such further period of 30 days shall be extended to the extent necessary for the Company to comply with the statutory requirements in relation to its acquisition of the Sale Shares; and

(B)	the Company and the Selling Shareholder shall use their best endeavours to ensure that, after any such offer is accepted, the completion of the transfer of the relevant Sale Shares occurs as soon as reasonably practicable;

(c)	promptly after the expiry of the offers made pursuant to paragraph (b) (if any), if such offers have not been accepted in respect of all of the Sale Shares, give notice in writing to each of the Ordinary Shareholders informing them of the number of Sale Shares that are remaining available to purchase and of the Transfer Price. Such notice shall invite each Ordinary Shareholder to state, in writing within 10 Business Days from the date of such notice (which date shall be specified therein), whether he is willing to purchase any and, if so, how many of the remaining Sale Shares.

6.6	Sale Shares shall be offered to each category of person (as provided in article 6.5) on terms that, in the event of competition, the Sale Shares offered shall be sold to the holders accepting the offer in proportion (as nearly as may be) to their existing holdings of Shares (the “Proportionate Entitlement”). It shall be open to each such holder to specify if he is willing to purchase Sale Shares in excess of his Proportionate Entitlement (“Excess Shares”) and, if the holder does so specify, he shall state the number of Excess Shares.

6.7	After the expiry of the offers to be made pursuant to article 6.5 (or sooner if all the Sale Shares offered shall have been accepted in the manner provided in article 6.5), the Board shall, in respect of each offer made to the categories of persons referred to in article 6.5 allocate the Sale Shares in the following manner:-

(a)	if the total number of Shares applied for is equal to or less than the available number of Sale Shares, the Company shall allocate the number applied for in accordance with the applications; or

(b)	if the total number of Shares applied for is more than the available number of Sale Shares, each holder shall be allocated his Proportionate Entitlement (or such lesser number of Sale Shares for which he may have applied); applications for Excess Shares shall be allocated in accordance with such applications or, in the event of competition, (as nearly as may be) to each holder applying for Excess Shares in the proportion which the number Shares held by such holder bears to the total number of Shares held by all such holders applying for Excess Shares PROVIDED THAT such holder shall not be allocated more Excess Shares than he shall have stated himself willing to take and in either case the Company shall forthwith give notice of each such allocation (an “Allocation Notice”) to the Selling Shareholder and each of the persons to whom Sale Shares have been allocated (a “Member Applicant”) and shall specify in the Allocation Notice the place and time (being not earlier than five Business Days and not later than 10 Business Days after the date of the Allocation Notice) at which the sale of the Sale Shares shall be completed.

6.8	Subject to article 6.10, upon such allocations being made as aforesaid, the Selling Shareholder shall be bound, on payment of the Transfer Price, to transfer the Sale Shares comprised in the Allocation Notice to the Member Applicants named therein at the time and place therein specified. If he makes default in so doing:-

(a)	the chairman for the time being of the Company or, failing him, one of the Directors, or some other person duly nominated by a resolution of the Board for that purpose, shall forthwith be deemed to be the duly appointed attorney of the Selling Shareholder with full power to execute, complete and deliver in the name and on behalf of the Selling Shareholder all documents necessary to give effect to the transfer of the relevant Sale Shares to the Member Applicants;

(b)	the Board and/or any Director may receive and give a good discharge for the purchase money on behalf of the Selling Shareholder and (subject to the transfer being duly stamped) enter the name of the Member Applicants in the register of members as the holder or holders by transfer of the Sale Shares so purchased by him or them; and

(c)	the Board shall forthwith pay the purchase money into a separate bank account in the Company’s name and shall hold such money on trust (but without interest) for the Selling Shareholder until he shall deliver up his certificate or certificates for the relevant Sale Shares (or an indemnity, in a form reasonably satisfactory to the Board, in respect of any lost certificate) to the Company when he shall thereupon be paid the purchase money (but without interest).

6.9	The appointment referred to in article 6.8 shall be irrevocable and is given to secure the performance of the obligations of the relevant holder under these Articles.

6.10	Any proposed transfer of ‘A’ Shares pursuant to article 5.11 or Sale Shares pursuant to this article 6 shall be conditional upon the person so acquiring the ‘A’ Shares or Sale Shares (as the case may be) (the “Relevant Member”) obtaining all necessary consents, permissions or approvals of any regulatory or supervisory authorities or other persons in any relevant jurisdiction which are or may be required to enable the Relevant Member lawfully to acquire such Shares (each, a “Regulatory Consent”) as soon as possible. In the event that any Regulatory Consent is not obtained by a Relevant Member within 90 days of the date of the ‘A’ Allocation Notice or Allocation Notice (or such longer period as the Board (with the consent of the Investor Majority may agree to), the proposed transfer of ‘A’ Shares or Sale Shares to that Relevant Member shall not be effective, and, subject to the consent of the Investor Majority, the Selling Investor shall make, or shall be deemed to have made, a new offer pursuant to article 5.11(ii) or the Selling Shareholders shall give, or shall be deemed to have given, a new Transfer Notice to the Company (as the case may be) indicating that it desires to transfer such Shares and the provisions of article 5.11(ii) or this article 6 shall apply accordingly (provided that such Shares shall not be offered to the Relevant Member).

6.11	In the event of all the Sale Shares not being sold under the preceding paragraphs of this article 6 the Selling Shareholder may, at any time within three calendar months after receiving confirmation from the Company that the pre-emption provisions contained in these Articles have been exhausted, transfer any Sale Shares (which have not been sold) to any person or persons at any price not less than the Transfer Price provided that:-

(a)	any such sale shall be a bona fide sale and the Board may require to be satisfied in such manner as it may reasonably require that the Sale Shares are being sold in pursuance of a bona fide sale for not less than the Transfer Price without any deduction, rebate or allowance whatsoever to the buyer and, if not so satisfied, may refuse to register the instrument of transfer; and

(b)	the Selling Shareholder shall procure, before the transfer is made and lodged for registration, that the Purchaser has made an offer (the “Tag-Along Offer”) to each ‘A’ Shareholder to purchase the Sale Proportion of the Shares held by such ‘A’ Shareholder on the same terms and conditions (including as to price) as shall have been agreed between the Selling Shareholder and the Purchaser (the “Agreed Terms”).

6.12	In the event of disagreement in relation to identification of the Agreed Terms (including disagreement as to the price paid or agreed to be paid for the relevant Shares), the identification of the Agreed Terms shall be referred to the Auditors at the request of any of the parties concerned. The Auditors shall act as experts and not as arbitrators and their determination shall be final and binding. Each of the parties concerned shall provide the Auditors with whatever information they reasonably require for the purpose of their determination.

7.	TAG -ALONG RIGHTS ON A CHANGE OF CONTROL

7.1	If a transfer of Shares by any Shareholder (a “Relevant Transferor”) (other than a transfer of Shares by an Investor and other than a transfer of Shares made to another Group Company as part of a bona fide re-organisation of the Group (which is being made with the consent of the Investor Majority)) and excluding also any transfer of Shares to an Investor (a “Relevant Transfer”), would upon its completion result in a transferee of Shares (“Relevant Transferee”) and/or any person who is a Connected Person of the Relevant Transferee holding or becoming entitled to acquire 50% or more of all of the Shares in issue (a “Change of Control”), then such transfer may only take place on the condition (the “Condition”) that:

(a)	the consent of the Investor Majority is received prior to the Relevant Transfer taking place; and

(b)	the Relevant Transferor shall procure, before the Relevant Transfer is made and lodged for registration, that the Relevant Transferee has made an offer to each of the ‘A’ Shareholders to purchase the same proportion of the ‘A’ Shares held by such ‘A’ Shareholder as equals the proportion of the Relevant Transferor’s total holding of Shares represented by the Shares being transferred pursuant to the Relevant Transfer, on the same terms and conditions as shall have been agreed between the Relevant Transferor(s) and the transferee except that the price payable to each ‘A’ Shareholder will be the higher of:

(i)	the aggregate Cash Consideration and/or Non-Cash Consideration payable per Share pursuant to the Relevant Transfer in respect of each ‘A’ Share held by them; or

(ii)	an amount equal to the Subscription Price for such ‘A’ Shares, plus any declared and unpaid dividends on the ‘A’ Shares as at the date of completion of the proposed transfer.

7.2	If the Condition will not be satisfied on any proposed transfer that would result in a Change of Control then any transfer of Shares pursuant to such proposed transfer shall be void.

8.	DRAG-ALONG RIGHTS

8.1	If a transfer of Shares (whether through a single transaction or a series of transactions) (other than a transfer of Shares made to another Group Company as part of a bona fide re-organisation of the Group (which is being made with the consent of the Investor Majority)) would result upon its completion in the transfer of 60% or more of the Shares in issue, then, subject to the prior consent of the Investor Majority having been obtained, the transferee in respect of such transfer (the “Purchaser”) may, by serving a compulsory purchase notice (a “Compulsory Purchase Notice”) on each other Shareholder (“Minority Shareholder”), require all the Minority Shareholders to sell all their Shares and beneficial interests therein, within 14 Business Days of the Compulsory Notice being served on them, to the Purchaser or such other person or persons as the Purchaser shall specify for the Cash Consideration and/or Non-Cash Consideration payable in respect of the Purchaser’s Offer for the Ordinary Shares and the ‘A’ Shares but subject for the avoidance of doubt, in the case of directors and employees in respect of whom the compulsory transfer provisions in article 9 shall apply, to article 9 PROVIDED THAT for the avoidance of doubt the ‘A’ Shareholders shall receive (except in respect of ‘A’ Shares compulsorily transferable pursuant to article 9) whichever is the higher of:

(a)	the Cash Consideration and/or Non-Cash Consideration in respect of each ‘A’ Share held by them; or

(b)	an amount equal to the Subscription Price for such ‘A’ Shares, plus any declared and unpaid dividends on the ‘A’ Shares as at the date of completion of the proposed transfer (the “Drag Along Right”).

8.2	Exercise of the Drag-Along Right shall be by serving notice on the Minority Shareholders and on the Directors. If notwithstanding exercise of the Drag-Along Right any Minority Shareholder refuses/fails to transfer its/his or her Shares as required pursuant to this article then:

(a)	each director of the Company is irrevocably appointed attorney by such Minority Shareholder with full power to execute and deliver in the name of such Minority Shareholder all necessary documents of transfer; and

(b)	the Company may receive the purchase monies due to such Minority Shareholder and shall pay the same (and any withheld dividends) to such Minority Shareholder. The receipt by the Company of such monies shall be a full discharge of the Purchaser’s obligations in respect of the same. The Company shall, at the risk of such Minority Shareholder, send a cheque for the purchase monies and any withheld dividends by registered post to the address of such Minority Shareholder as stated in the register of members; and

(c)	the Company shall, subject to the stock transfer form in respect of the Shares owned by such Minority Shareholder being duly executed and stamped, register the name of the Purchaser in the Register of Members of the Company.

8.3	While this article 8 applies to a Minority Shareholder’s Shares, those Shares may not be transferred otherwise than under this article 8.

9.	COMPULSORY TRANSFER

9.1	This article 9 applies:

(a)	when, on or prior to the Compulsory Transfer Date, a director or employee of the Company (or any of the Company’s subsidiaries or subsidiary undertakings) (other than for the avoidance of doubt any Investor Director), who is a holder of Shares (or whose Permitted Transferee and/or a Connected Person to such director or employee is a holder of Shares) (“Leaver”) ceases, for any reason, to be a director or employee of:

(i)	the Company; or

(ii)	any of the Company’s subsidiaries or subsidiary undertakings where the Leaver is not continuing as a director or employee of the Company or any of its subsidiaries or subsidiary undertakings; and/or

(b)	in respect of a director or employee of the Company (or any of the Company’s subsidiaries or the Company’s holding company (if any) or the Company’s subsidiary undertakings) who is a holder of Shares (or whose Permitted Transferee and/or a Connected Person to such director or employee is a holder of Shares (other than for the avoidance of doubt any Investor Director)), immediately prior to any Sale, Listing (including of any shares of any holding company or subsidiary company of the Company) or Asset Sale, which is due to occur on or prior to the Compulsory Transfer Date (“Deemed Leaver”).

9.2	The phrase ‘Compulsory Transfer Date’ when used in this article 9 shall mean, as regards any Ordinary Shares held by any director or employee of the Company (or by any of its subsidiaries or holding company or subsidiary undertakings), 29 January 2006 or the fourth anniversary of the date of allotment of any of those Ordinary Shares (whichever is the later) and shall mean, as regards any ‘A’ Share held by any such director or employee as aforesaid, the fourth anniversary of the date of allotment of such ‘A’ shares.

9.3	Either:

(a)	within two months after the cessation of directorship or employment in the case of the circumstances set out in article 9.1.1; or

(b)	at any time prior to completion of the Sale, Asset Sale or Listing (or listing of any shares of any holding company or subsidiary company of the Company) in the case of the circumstances set out in article 9.1.2;

the Board shall, at the request of the Investor Majority, serve notice requiring the Leaver or the Deemed Leaver (as the case may be) (or his personal representatives in the case of his death, or his Permitted Transferee and/or a

Connected Person to such Leaver or Deemed Leaver) (“Compulsory Sellers”) to offer the Relevant Percentage of their Ordinary Shares (as defined in article 9.16, in the case of any Leaver or Deemed Leaver, other than the Current CEO, and as defined in article 9.18, in the case of the Current CEO) and to offer the Relevant Percentage of their ‘A’ Shares (as defined in article 9.17 in the case of any Leaver or Deemed Leaver (the aforesaid Ordinary Shares and/or, if applicable ‘A’ Shares being hereinafter referred to as “Leaver’s Shares”) to:

(i)	a person or persons intended to take the Leaver’s or Deemed Leaver’s (as the case may be) place; and/or

(ii)	any of the existing employees of the Company or any of its subsidiaries or subsidiary undertakings (other than the Leaver or Deemed Leaver (as the case may be)); and/or

(iii)	other participants or potential participants in, or trustees of an employees’ share scheme of the Company and its subsidiaries or subsidiary undertakings (other than the Leaver or Deemed Leaver (as the case may be)); and/or

(iv)	any other person or persons approved by the Investor Majority and by the Board (other than the Leaver or Deemed Leaver (as the case may be));

(v)	the Company (subject always to the provisions of the Act); and or

(vi)	in the case of a Sale, to the purchaser

(“Offerees”) PROVIDED ALWAYS that where a person becomes both a Leaver and a Deemed Leaver, then, for the purposes of this article 9, such person shall be treated as being whichever was the first to occur of being either a Leaver or a Deemed Leaver, unless the Board resolves (with the prior written consent of the Investor Majority) to treat a Leaver as a Deemed Leaver, or a Deemed Leaver as a Leaver. At any such meeting of the Board pursuant to this article, in the event that the Leaver or Deemed Leaver (as the case may be) is also a Director, he shall be excluded for the purposes of the quorum of meetings of Directors under these Articles and from voting on any of the aforementioned matters.

9.4	The Compulsory Sellers shall then offer their Leaver’s Shares to the Offerees free from all liens, charges and encumbrances together with all rights attaching to them on the terms set out in article 9.5 and the remaining provisions of this article 9.

9.5	Subject to articles 9.6, 9.7, 9.8, 9.9, 9.10 and 9.11 the price per Share for the Leaver’s Shares shall be the Subscription Price for the Leaver’s Shares.

9.6

When a director or employee (other than the Current CEO in respect of whom the provisions of this article 9.6 shall not apply) becomes a Deemed Leaver (and is not also a Leaver) by virtue of a Sale, the Deemed Leaver shall, at the election of the Deemed Leaver (provided he is not also a Leaver) be entitled (by notice in writing to the Company served not less than 20 Business Days prior to any Sale) to receive in exchange for the transfer by him to the purchaser of the number of Shares which the Deemed Leaver is obliged under the provisions of this article 9 to offer to the Offerees (the “Relevant Shares”) such number of shares in the capital of such purchaser as shall have an aggregate market value equal to the number of Relevant

Shares multiplied by the price per Share determined by the Board as being payable by the purchaser in connection with the Sale. Where a Deemed Leaver is to acquire shares in the purchaser pursuant to the foregoing provisions the Deemed Leaver shall not be entitled to any additional consideration in respect of the Relevant Shares transferred to a purchaser under this article 9.6.

9.7	When a director or employee (other than the Current CEO in respect of whom the provisions of this article 9.7 shall not apply) becomes a Deemed Leaver (and is not also a Leaver) by virtue of an Asset Sale, the Deemed Leaver’s obligation to offer the Relevant Percentage of his Shares to the Offerees shall, at the election of the Deemed Leaver (provided he is not also a Leaver (unless the Board shall have determined that he shall be treated as a Deemed Leaver)) (such election to be made by notice in writing to the Company, served not less than 20 Business Days prior to any Asset Sale) be conditional upon the purchaser of the whole or substantially the whole of the business and/or assets of the Company agreeing to grant to the Deemed Leaver such number of shares in such purchaser as shall have an aggregate market value equal to the number of Shares which the Deemed Leaver is obliged under the provisions of this article 9 to offer to the Offerees multiplied by the amount to which such Deemed Leaver would have been entitled on a distribution to Shareholders following the Asset Sale in respect of each such Share which he is obliged to offer for sale as aforesaid had he not been obliged to sell his Leaver’s Shares pursuant to the terms of this article 9. Where a Deemed Leaver is to be allotted shares in the purchaser pursuant to the foregoing provisions the Deemed Leaver shall not be entitled to any consideration in respect of his Leaver’s Shares compulsorily transferred under this article 9.

9.8	The shares in the purchaser to be allotted to the Deemed Leaver pursuant to article 9.6 or 9.7 and the shares in the Listed Group Company to be acquired by the Deemed Leaver pursuant to article 9.11 shall be of the same class of shares or as similar as possible thereto having regard to the capital structure of the purchaser or the Listed Group Company, as the case may be, as the Leaver’s Shares and shall be subject to the same obligations regarding the offering of Shares as are contained in this article 9, save that in calculating the Relevant Percentage on a future Relevant Date for the purposes of a compulsory transfer under the provisions of the articles of association of the purchaser or, as applicable, the Listed Group Company, the Relevant Date or equivalent of that date in the articles of the Purchaser, or as applicable, the Listed Group Company, shall be accelerated by ‘the number of Relevant Months’, so that the Deemed Leaver will be afforded the benefit of the period for which he was a director or employee of the Company prior to the provisions of this article 9 being triggered by virtue of a Sale, an Asset Sale or a Listing (other than of the Company’s Shares).

The phrase ‘the number of Relevant Months’ for the purposes of this article 9.8 shall mean, as regards any Ordinary Shares which are held by any director or employee to whom the provisions of this article 9 apply, the number of months elapsed from 29 January 2002 or the date of allotment of the Ordinary Shares (whichever is the later) to the date upon which the Relevant Date occurred hereunder and shall mean as regards any ‘A’ Shares held by any such director the number of months elapsed from the date of allotment of the ‘A’ Shares and to date upon which the Relevant Date occurred hereunder.

Furthermore, in the case of the Current CEO, the articles of the Listed Group Company shall, where shares in the Listed Group Company are allotted to him pursuant to the above provisions and article 9.11, incorporate provisions identical to those contained in article 9.20 so that should he cease to be a director and employee of the Listed Group Company in any of the circumstances specified in paragraphs (a)

to (e) of article 9.20 at a time when any shares held by him are subject to compulsory acquisition provisions he shall not be required to compulsorily sell his shares and any such compulsory transfer provisions shall cease to apply to him.

9.9

When the Current CEO becomes a Deemed Leaver (and is not also a Leaver) by virtue of a Sale, the Current CEO shall, at his election (provided he is not also a Leaver) be entitled (by notice in writing to the Company served not less than 20 Business Days prior to any Sale) to require the purchaser to enter into a share sale agreement with him relating to the acquisition of Ordinary Shares held by him only (and not ‘A’ Shares) containing the payment terms envisaged by the remaining provisions of this article pursuant to which the Current CEO shall transfer to the purchaser the number of Ordinary Shares (but not for the avoidance of doubt any ‘A’ Shares) which the Current CEO is obliged under the provisions of this article 9 to offer to the Offerees (the “Relevant Shares”) for an initial consideration of EUR1 and a deferred consideration of an amount equal to the number of Relevant Shares multiplied by the price per Share determined by the Board as being payable by the purchaser in connection with the Sale (the “Deferred Consideration”) which amount shall on execution of the aforesaid agreement be placed in an escrow account on terms approved by the Auditors. Subject as hereinafter provided the Deferred Consideration shall be payable by such purchaser to the Current CEO within five days of either (I) his ceasing to be a director or employee of such purchaser for one of the reasons set out in paragraphs (a) to (e) of article 9.20 below (a “Relevant Reason”) or (II) within five Business Days of 30 January 2005, whichever is the earlier. Should the Current CEO cease to be a director or employee of the purchaser at any time for any reason other than a Relevant Reason before 29 January 2005, he shall be entitled to 2/ 3rds of the Deferred Consideration. Where the Current CEO is entitled to 2/3rd of the Deferred Consideration as aforesaid the purchaser shall pay such amount to the Current CEO within 10 Business Days of his ceasing to be an employee and director for any reason other than a Relevant Reason. Where the Current CEO exercises his rights pursuant to the foregoing provisions of this article 9.9 he shall not, for the avoidance of doubt, be entitled to any additional consideration in respect of the Relevant Shares transferred to a purchaser under a share sale agreement entered into consequent upon an exercise by him of his rights pursuant to this article 9.9.

9.10	When the Current CEO becomes a Deemed Leaver (and is not also a Leaver) by virtue of an Asset Sale the Current CEO shall, at the election of the Current CEO (provided he is not also a Leaver) be entitled (by notice in writing to the Company served not less than 20 Business Days prior to any Asset Sale), and on condition that he transfers his Leaver’s Shares to any of the Offerees, to require the purchaser to enter into an agreement with him pursuant to which it shall undertake that if he remains as a director and employee of the purchaser until 29 January 2005 or if he ceases to be a director and employee of such purchaser for one of the reasons set out in paragraphs (a) to (e) of article 9.20 below (a “Relevant Reason”) prior to 29 January 2005 to pay to him the Relevant Amount within five days of either 29 January 2005 or the date upon which he ceases to be a director or employee of such purchaser for a Relevant Reason, whichever is the earlier. Where the Current CEO exercises his rights pursuant to the foregoing provisions of this article 9.10 he shall not, for the avoidance of doubt, be entitled to any additional consideration in respect of the Relevant Shares transferred to a purchaser under a share sale agreement entered into consequent upon an exercise by him of his rights pursuant to this article 9.10.

The ‘Relevant Amount’ shall, for the purposes of this article, mean an amount equal to the amount determined by multiplying the number of Shares which the Current CEO is obliged under the provisions of this article 9 to offer to the Offerees by the amount to which the Current CEO would have been entitled on a distribution to Shareholders following a winding up of the Company in respect of each Share held by him which he is obliged to offer to the Offerees had he not been obliged to sell his Leaver’s Shares pursuant to the terms of this article 9, as certified by the Board.

9.11	When a director or employee becomes a Deemed Leaver (and is not also a Leaver unless the Board has determined he shall be treated as a Deemed Leaver) by virtue of a Listing of any shares of any holding company or subsidiary company of the Company (“Listed Group Company”) the Deemed Leaver shall, at the election of the Deemed Leaver who is not also a Leaver (unless the Board shall have determined he shall be treated as a Deemed Leaver) by notice in writing to the Company, served not less than 20 Business Days prior to any such Listing, be entitled, in exchange for his Leaver’s Shares, to acquire such number of shares in the Listed Group Company as shall have an aggregate market value equal to the number of Shares which the Deemed Leaver is obliged under the provisions of this article 9 to offer to the Offerees. Where a Deemed Leaver is to be allotted shares in the Listed Group Company pursuant to the foregoing provisions the Deemed Leaver shall not be entitled to any consideration in respect of his Leaver’s Shares transferred to the Listed Group Company under this article 9.

9.12	The Deemed Leaver shall not be entitled to elect to acquire shares in a purchaser pursuant to articles 9.6 and 9.7 or to acquire Shares in a Listed Group Company pursuant to article 9.11 where the application of this article 9 has been waived by the Board (with the consent of the Investor Majority) in respect of his Leaver’s Shares (and the Deemed Leaver has accordingly not been required to compulsorily transfer his Leaver’s Shares pursuant to the terms of this article 9). Similarly the Current CEO shall not be entitled to exercise the rights conferred upon him by articles 9.9 and 9.10 or to acquire shares in a Listed Group Company pursuant to article 9.11 where the application of this article 9 has been waived by the Board (with the consent of the Investor Majority) in respect of his Leaver’s Shares (and the Current CEO has accordingly not been required to compulsorily transfer his Leaver’s Shares pursuant to the terms of this article 9).

9.13	The Company agrees that where a Deemed Leaver elects to acquire shares in a purchaser (in the event of a Sale or an Asset Sale) or in a Listed Group Company (in the event of a Listing of any holding company or subsidiary company of the Company) it shall consider what measures might be taken in order to minimise the Deemed Leaver’s exposure to tax but without having any obligation to implement any such measures.

9.14	For the avoidance of doubt in the event of a Listing of Shares of the Company taking place the provisions of this article 9 shall continue to apply to each employee or director of the Company who is a holder of Shares.

9.15	For the purposes of this article 9 the “Relevant Date” means:

(a)	in the case of the circumstances set out in article 9.1.1 the date of cessation of directorship or employment (whichever is the earlier); or

(b)	in the case of the circumstances set out in article 9.1.2, the date on which service of notice by the Board under article 9.3 occurs.

9.16	For the purposes of this article 9 the “Relevant Percentage” to be applied in order to calculate the number of Ordinary Shares which the Leaver or Deemed Leaver (other than the Current CEO) may be required to offer pursuant to article 9.3 means, when the Relevant Date occurs:

(a) Prior to 29 January 2003 or the first anniversary of the date upon which the Ordinary Shares were allotted (the “Allotment Date”) whichever is the earlier	100%

(b) On or following 29 January 2003 or the first anniversary of the Allotment Date (whichever is the later), and prior to 29 January 2004 or the second anniversary of the Allotment Date, whichever is the later	75%

(c) On or following 29 January 2004 or the second anniversary of the Allotment Date (whichever is the later) and prior to 29 January 2005 or the third anniversary of the Allotment Date, whichever is the later	50%

(d) On or following 29 January 2005 or the third anniversary of the Allotment Date (whichever is the later) and prior to 29 January 2006 or the fourth anniversary of the Allotment Date, whichever is the later	25%

(e) On or at any time following 29 January 2006 or the fourth anniversary of the Allotment Date, whichever is the later	0%

9.17	For the purposes of this article 9 the “Relevant Percentage” to be applied in order to calculate the number of ‘A’ Shares which the Leaver or Deemed Leaver may be required to offer pursuant to article 9.3 means, when the Relevant Date occurs:

(a) Prior to the first anniversary of the date upon which the ‘A’ Shares were allotted (the “‘A’ Allotment Date”)	100%

(b) On or following the first anniversary of the ‘A’ Allotment Date but prior to the second anniversary of the ‘A’ Allotment Date	75%

(c) On or following the second anniversary of the ‘A’ Allotment Date but prior to the third anniversary of the ‘A’ Allotment Date	50%

(d) On or following the third anniversary of the ‘A’ Allotment Date but prior to the fourth anniversary of the ‘A’ Allotment Date	25%

(e) On or at any time following the fourth anniversary of the ‘A’ Allotment Date	0%

9.18	For the purposes of this article 9 the “Relevant Percentage” (to be applied in order to calculate the number of Ordinary Shares which the Current CEO may be required to offer pursuant to article 9.4) means, when the Relevant Date occurs:

(a) At any time prior to 29 January 2003 or the first anniversary of the date upon which the Ordinary Shares were allotted to the current CEO (the “Allotment Date”), whichever is later	50%

(b)     On or following 29 January 2003 or the first anniversary of the Allotment Date (whichever is the later) and prior to 29 January 2004 or the second anniversary of the Allotment Date, whichever is the later

2/3 rds of 50%

(c)     On or following 29 January 2004 or the second anniversary of the Allotment Date (whichever is the later) and prior to 29 January 2005 or the third anniversary the Allotment Date, whichever is the later

1/3 rd of 50%

(d) On or at any time following 30 January 2005 or the day after the third anniversary of the Allotment Date (whichever is the later)	0%

9.19	Where the Relevant Percentage falls to be determined in consequence of service of a notice by the Board under article 9.3.2 occasioned by an Asset Sale, Sale, Listing or Deemed Sale then if the resolution to authorise the service of such notice shall, with the prior written consent of the Investor Majority so provide, the percentages specified above shall be substituted by such other percentages (not being, with respect to any of the time periods specified above, greater than shown above opposite such time period) as shall be set forth in such resolution.

9.20	The provisions of this article 9 shall not apply to the Current CEO either where the requirements of this article 9 are waived in whole or in part by the Board (with the consent of the Investor Majority) in relation to the Current CEO or where he becomes a Leaver for one of the reasons set out in paragraphs (a) to (e) below:

(a)	the current CEO dies; or

(b)	the current CEO suffers a physical or mental deterioration which, in the reasonable opinion of the Board, is sufficiently serious to prevent the Leaver from following his normal employment or which seriously prejudices his earning capacity; or

(c)	the current CEO retires at normal retirement age in accordance with his terms of employment; or

(d)	the current CEO is dismissed where such dismissal is found by a tribunal or court of competent and final (except where any right of appeal is waived) jurisdiction to have been unfair (but provided the Leaver did not materially contribute in any way to his dismissal) or wrongful (but provided the Leaver did not materially contribute in any way to his dismissal); or

(e)	resigns his employment either at the request of the Board or with the consent of the Board.

9.21	Within seven days of the Board serving notice on the Compulsory Sellers:

(a)	the Company shall notify the Compulsory Sellers of the names and addresses of the Offerees and the number of Leaver’s Shares to be offered to each;

(b)	the Company shall notify each Offeree of the number of Leaver’s Shares on offer to him; and

(c)	the Company’s notices shall specify the price per share and state a date, between 7 and 14 days after the date on which the price per share is determined, on which the sale and purchase of the Leaver’s Shares is to be completed PROVIDED ALWAYS that where the Offeree is the Company such time period shall be extended to such reasonable period as is necessary to permit the Company to comply with the relevant provisions of the Act (“Leaver Completion Date”).

9.22	By the Leaver Completion Date the Compulsory Sellers shall deliver stock transfer forms for the Leaver’s Shares, with the relevant share certificates, to the Company. On the Leaver Completion Date the Company shall pay the Compulsory Sellers, on behalf of each of the Offerees, the agreed or certified price for the Leaver’s Shares to the extent the Offerees have put the Company in the requisite funds. The Company’s receipt for the price shall be a good discharge to the Offerees. The Company shall hold the price in trust for the Compulsory Sellers without any obligation to pay interest.

9.23	To the extent that Offerees have not, by the Leaver Completion Date, put the Company in funds to pay the agreed or certified price, the Compulsory Sellers shall be entitled to the return of the stock transfer forms and share certificates for the relevant Leaver’s Shares and the Compulsory Sellers shall have no further rights or obligations under this article 9 in respect of those Leaver’s Shares.

9.24	If a Compulsory Seller fails to deliver stock transfer forms for Leaver’s Shares to the Company by the Leaver Completion Date, the Directors may (and shall, if requested by the Investor Majority) authorise any Director to transfer the Leaver’s Shares on the Compulsory Seller’s behalf to each Offeree to the extent the Offeree has, by the Leaver Completion Date, put the Company in funds to pay the agreed or certified price for the Leaver’s Shares offered to him. The Directors shall then authorise registration of the transfer once appropriate stamp duty has been paid. The defaulting Compulsory Seller shall surrender his share certificate for the Leaver’s Shares to the Company. On surrender, he shall be entitled to the agreed or certified price for the Leaver’s Shares.

9.25	Shares may not be transferred under articles 6 or 8 and may only be transferred under article 5 to a Privileged Relation or trustee of Family Trusts and on condition that for the purpose of determining the number of Relevant Shares with respect to any director or employee to whom the provisions of this article 9 apply any Shares so transferred shall be treated as if they were still held by the relevant director or employee and further on condition that any such Privileged Relation or trustee of Family Trusts shall when notified in writing by the Directors that the compulsory transfer provisions contained in these articles have been triggered, transfer its entire holding of Shares to either the relevant director or employee or any of the Offerees.

9.26	No Sale, Listing (other than of the Company’s Shares) or Deemed Sale shall be completed until the provisions of this article 9 have been fully complied with.

9.27	The provisions of this article 9 shall not in any event apply to Patricia Burke and Edward Reynolds.

10.	COMPULSORY TRANSFERS - GENERAL

10.1	A person entitled to a Share in consequence of the bankruptcy of a Shareholder shall be bound at any time, if and when required in writing by the Directors so to do, to give a notice to the holders of the ‘A’ Shares notifying that it is offering such Share for transfer (“Compulsory Transfer Notice”) and the price per Share shall be the Fair Value for those Shares as calculated in accordance with article 10.3. The provisions of article 6 shall apply mutatis mutandis in respect of such transfer.

10.2

If a Share remains registered in the name of a deceased Shareholder for longer than one year after the date of his death the Directors may require the legal personal representatives to such deceased Shareholder either to effect a transfer of such Shares (including for such purpose an election to be registered in respect thereof) being a transfer in accordance with article 5.3.6 or to show to the satisfaction of the Directors that a transfer in accordance with article 5.3.6 will be effected up to or promptly upon the completion of the administration of the estate of the deceased member or (failing compliance with either of the foregoing within one month or such longer period as the Directors may allow for the purpose) to give a Compulsory Transfer Notice to the holders of the ‘A’ Shares and the price per Share shall be the Fair Value for those Shares as calculated in accordance with article 10.3. The provisions of article 6 shall apply mutatis mutandis in respect of such transfer.

10.3	In the event that the Valuer is required to determine the price at which Shares are to be transferred pursuant to this article 10, such price shall be the amount the Valuer shall, on the application of the Board (which application shall be made as soon as practicable following the time it becomes apparent that a valuation pursuant to this article 10 is required), certify in writing to be the price which, in its opinion, represents a fair value for such Shares as between a willing seller and a willing buyer as at the date the Compulsory Transfer Notice is given or deemed to be given. In making such determination, the Valuer shall not take any account of whether or not the Sale Shares comprise a majority or a minority interest in the Company. In so certifying, the Valuer shall act as an expert and not as arbitrator and its decision shall be conclusive and binding on the Company and upon all of its holders for the purposes of these Articles. The costs of the Valuer shall be borne by the Company.

10.4	The Company shall:-

(a)	fully co-operate with the Valuer in its carrying out of a valuation pursuant to this article 10;

(b)	comply with all reasonable requests of the Valuer; and

(c)	provide the Valuer with all information requested by the Valuer to enable it to carry out a valuation pursuant to this article 10.

11.	CALLS ON SHARES

11.1	Subject to the terms of allotment, the Directors may make calls upon the Shareholders in respect of any sums whether in respect of nominal value or premium that are unpaid on their Shares and are not payable at fixed times under the said terms of allotment. Each Shareholder shall, subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made, pay to the Company as required by the notice the amount so called on his Shares. A call may be revoked in whole or part before receipt by the Company of any sum due thereunder and payment of a call may be postponed in whole or part as the Directors think fit.

11.2	The holder of a Share at the time a call is due to be paid shall be the person liable to pay the call, and in the case of joint holders they shall be jointly and severally liable.

11.3	If any amount payable in respect of a Share on allotment or at a fixed date, whether in respect of nominal value or premium or as an installment of a call, is not paid, the provisions of these Articles and (in so far as applicable) Table A shall apply as if that amount had become due and payable by virtue of a call.

12.	ISSUE OF SHARES

12.1	Subject to the provisions of the Act and to the prior consent of the Investor Majority in respect of a disposal by the Directors of any unissued shares having been obtained, and to the following provisions of this article 12, all unissued shares shall be at the disposal of the Directors and they may allot, grant rights, options or warrants to subscribe or otherwise dispose of them to such persons, at such times, and on such terms as they think proper.

12.2	All Shares which the Directors propose to issue shall first be offered to the Shareholders in proportion as nearly as may be to the number of existing Shares held by them respectively and at the same price at which the Shares on offer are proposed to be issued. The offer shall be made by notice specifying the number of Shares offered and the price, and limiting a period (not being less than fourteen days) within which the offer, if not accepted in writing, will be deemed to be declined (the “Offer Period”). After the expiration of that period those Shares so deemed to be declined:-

(a)	to the extent that such Shares were declined by Shareholders other than the Investors, shall be offered to each of the Investors in proportion as nearly as may be to the number of existing Shares held by them respectively, and

(b)	to the extent that such Shares were declined by an Investor and to the extent that an Investor declines the further offer made pursuant to article 12.2(a), shall be offered to the other Investor provided that that Investor has accepted all of the Shares offered to it and any such further offers shall be made on the same terms in the same manner and limited by the same period as in the original offers.

12.3	Any Shares not accepted pursuant to article 12.2 or not capable of being offered except by way of fractions shall for a period of two months thereafter be under the control of the Directors, who may, with the consent of an Investor Majority, allot, grant options over or otherwise dispose of the same to such persons, on such terms, and in such manner as they think fit, provided that, in the case of Shares not accepted, such Shares shall only be allotted or otherwise disposed of on terms which are no more favourable in any respect to the subscribers therefor than the terms on which they were offered to the holders of the Shares and the Directors may not allot, grant options over or otherwise dispose of the Shares after such period of two months without re-offering such Shares in accordance with this article 12.

12.4	Subject to articles 12.2 and 12.3, for the purposes of section 20 of the 1983 Act the Directors are generally and unconditionally authorised to allot relevant securities (within the meaning of the said section 20) up to an aggregate nominal amount of EUR253,755.4808 provided that this authority shall expire after a period of five years from the date of adoption of these Articles. The Company may, before such expiry, make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

12.5	In accordance with section 23(10) of the 1983 Act the application of sub-sections (1), (7) and (8) of section 23 of the 1983 Act is hereby excluded in relation to the allotment of equity securities (as defined by section 23(13) of the 1983 Act).

12.6	Articles 12.2 and 12.3 shall not apply to the issue of any convertible loan notes to the Investor Majority pursuant to any loan note instrument approved by the Company in general meeting.

12.7	Articles 12.2 and 12.3 shall not apply to the issue of any Shares pursuant to the ESOP.

13.	GENERAL MEETINGS

13.1	All General Meetings other than Annual General Meetings shall be called Extraordinary General Meetings.

13.2	The Directors may call General Meetings and, on the requisition of Shareholders pursuant to the provisions of the Act shall forthwith proceed to convene an Extraordinary General Meeting for a date not later than 4 weeks after receipt of the requisition. If there are not within the State sufficient Directors to call a General Meeting, any Director or any Shareholder may call a General Meeting.

14.	NOTICE OF GENERAL MEETINGS

14.1	An Annual General Meeting and an Extraordinary General Meeting called for the passing of a special resolution shall be called by at least 21 clear days’ notice. All other Extraordinary General Meetings shall be called by at least 15 Business Days’ notice but a General Meeting may be called by shorter notice if it is so agreed:

(a)	in the case of an Annual General Meeting, by all the Shareholders entitled to attend and vote thereat; or

(b)	in the case of any other meeting by a majority in number of the Shareholders having a right to attend and vote being a majority together holding not less than 95 per cent. in nominal value of the Shares giving that right.

14.2	The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an Annual General Meeting, shall specify the meeting as such.

14.3	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to all Shareholders, to all persons entitled to a Share in consequence of the death or bankruptcy of a Shareholder and to the Directors and Auditors for the time being of the Company.

14.4	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

15.	PROCEEDINGS AT GENERAL MEETINGS

15.1	No business shall be transacted at any meeting unless a quorum is present. The quorum shall be three persons (provided that one of those persons shall be Atlas and another of those persons shall be Balderton) entitled to vote upon the business to be transacted, each being a Shareholder or a proxy for a Shareholder or a duly authorised representative of a Shareholder being a corporation, shall be a quorum. If a notice of a meeting of Shareholders has been given and a quorum is not present within half an hour after the time and place of the meeting, such meeting shall be adjourned for the same day in the next week at the same time and in the same place or as near to the same time and in the same place as is practicable and if a quorum of such meeting is not present due to the absence of any of the Investors the quorum at an adjournment of such a meeting shall not require the Investors to be present.

15.2

The Chairman, if any, of the Board of Directors shall preside as Chairman of the Meeting, but if neither the Chairman nor such other Director (if any) be present within 30 minutes after the time appointed for holding the meeting and willing to Act the Directors present shall elect one of their number to be Chairman and, if there is only one Director present and willing to act he shall be Chairman. If no Director is willing to act as Chairman, or if no Director is present within 30 minutes after the time appointed for holding the meeting, the Shareholders present and entitled to vote shall choose one of their number to be Chairman.

15.3	A Director shall, notwithstanding that he is not a Shareholder, be entitled to attend and speak at any General Meeting and at any separate meeting of the holders of any class of Shares in the Company.

15.4	The Chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for 14 days or more, at least 7 clear days’ notice shall be given specifying the time and the place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

15.5	A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on declaration of the result of, the show of hands a poll is duly demanded.

Subject to the provisions of the Act a poll may be demanded:

(a)	by the Chairman; or

(b)	by at least one Shareholder having the right to vote at the meeting; or

(c)	by a Shareholder or Shareholders representing not less than one tenth of the total voting rights of all the Shareholders having the right to vote at the meeting; or

(d)	by a Shareholder or Shareholders holding Shares conferring the right to vote at the meeting being Shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the Shares conferring that right;

and a demand by a person as proxy for a Shareholder shall be the same as a demand by the Shareholder.

15.6	Unless a poll is duly demanded a declaration by the Chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

15.7	The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the Chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

15.8	A poll shall be taken as the Chairman directs and he may appoint scrutineers (who need not be Shareholders) and fix a time and place for declaring the result of the poll. The result of the poll (unless it was held at an adjourned meeting) shall be deemed to be the resolution of the meeting at which the poll was demanded.

15.9	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman shall not be entitled to a casting vote in addition to any other vote he may have.

15.10	A poll demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the Chairman directs not being more than 10 days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than a question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn with the consent of the Chairman, the meeting shall continue as if the demand had not been made. No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least 7 clear days’ notice shall be given specifying the time and place at which the poll is to be taken.

15.11	A resolution in writing signed by all the Shareholders of the Company entitled to receive notice of and to attend and vote at a General Meeting, or by their duly appointed proxies or attorneys, shall be as valid and effectual as if it had been passed at a General Meeting of the Company duly convened and held. Any such resolution may be contained in one document or in several documents in the same terms each signed by one or more of the Shareholders or their proxies or attorneys and signature in the case of a body corporate which is a Shareholder shall be sufficient if made by a Director thereof or by its duly authorised representative.

16.	VOTING AT GENERAL MEETINGS

16.1	Subject to article 16.7, on a show of hands every Shareholder present in person or (if a corporation) present by a representative duly authorised in accordance with the Act who is not also himself a Shareholder entitled to vote, shall have one vote, and on a poll every Shareholder shall have one vote for every Share of which he is the holder.

16.2	No Shareholder shall be entitled to vote at any General Meeting or at any separate meeting of the holders of any class unless all calls or other sums presently payable by him in respect of Shares of the Company have been paid.

16.3	On a poll votes may be given either personally or by proxy.

16.4	An instrument appointing a proxy shall be in writing executed by or on behalf of the appointor (if a corporation, under the hand of a duly authorised officer of the corporation) and shall be in such form as the Directors may determine or, failing such determination, in any usual form.

16.5	The instrument appointing a proxy and any authority under which it is executed or a copy of such authority certified notarially or in some other way approved by the Directors may:

(a)	be deposited at the registered office, or at such other place within the State as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting, not later than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(b)	in the case of a poll taken more than 48 hours after it is demanded, be deposited as aforesaid after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

(c)	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the Chairman or to the Secretary or to any Director;

and an instrument of proxy which is not deposited or delivered in the manner so permitted shall be invalid.

16.6	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register of Shareholders.

16.7	If at a General Meeting a resolution is proposed for the removal from office of any Investor Director, and the Investor who appointed that Investor Director shall vote on a poll against such resolution and the total number of votes cast against such resolution would (in the absence of this article 16.7) be insufficient to prevent it being passed by the Company in General Meeting then that Investor shall, in relation to that resolution, carry such number of votes in respect of its holding of ‘A’ Shares as is equivalent to 51 per cent of the total number of votes (including those conferred pursuant to article 16.7) cast on the poll.

17.	NUMBER OF DIRECTORS

17.1	The number of Directors shall not be less than two and not more than five. The Directors shall not retire by rotation.

17.2	For so long as Balderton (together with its Permitted Transferees) holds not less than the Investor Minimum Percentage, it shall be entitled:-

(a)	to appoint one person as a Director and to remove from office any person so appointed and to appoint another person in his place. Each such appointee shall have the right to be appointed as a non-executive director of each subsidiary of the Company and to be appointed to (i) any committee or sub-committee of or established by the Board (or any committee thereof) and (ii) any committee or sub-committee of or established by the board of directors of any subsidiary. If Balderton (together with its Permitted Transferees) ceases to hold the Investor Minimum Percentage it shall forthwith upon so ceasing procure that the person nominated by it pursuant to this Clause shall resign without any claim against the Company; and

(b)	to nominate an observer to attend board meetings of the Company or any member of the Group. Any such observer shall not be entitled to vote at any such meeting.

17.3	For so long as Atlas (together with its Permitted Transferees) holds not less than the Investor Minimum Percentage, Atlas VI shall be entitled:-

(a)	to appoint one person as a Director and to remove from office any person so appointed and to appoint another person in his place. Each such appointee shall have the right to be appointed as a non-executive director of each subsidiary of the Company and to be appointed to (i) any committee or sub-committee of or established by the Board (or any committee thereof) and (ii) any committee or sub-committee of or established by the board of directors of any subsidiary. If Atlas (together with its Permitted Transferees) ceases to hold the Investor Minimum Percentage it shall forthwith upon so ceasing procure that the person nominated by Atlas VI pursuant to this Clause shall resign without any claim against the Company; and

(b)	to nominate an observer to attend board meetings of the Company or any member of the Group. Any such observer shall not be entitled to vote at any such meeting.

17.4	Each Investor Director shall hold office subject to article 21 and may at any time be removed from office by the Investor which appointed him or her.

17.5	Any such appointment, replacement or removal of an Investor Director shall be made in writing by the relevant Investor and shall take effect on and from the date on which notice in writing thereof is lodged at the registered office for the time being of the Company or delivered to the Secretary or to a meeting of the Directors.

17.6	Notwithstanding any provision of these Articles, each Investor Director shall be entitled to appoint any person to be an alternate director, shall not be required to hold any share qualification, shall not be subject to retirement by rotation and shall not be removed except by the Investor which nominated him.

17.7	The Board shall be entitled, subject to the prior consent of the Investor Majority from time to time to appoint, remove and replace the chief executive officer of the Company. The person holding office as chief executive office of the Company from time to time shall also be a Director of the Company for so long as he remains as Chief Executive Officer of the Company and so that upon any Chief Executive Officer being removed from that office that person shall also be deemed to have been removed from the office of Director. Any such appointment, replacement or removal of the chief executive officer by the Board, with the prior consent of the Investor Majority, shall take effect on and from the date on which notice in writing of the Board’s decision is lodged at the registered office for the time being of the Company or delivered to the Secretary or to a meeting of the Directors. The person appointed as a Director pursuant to this article shall hold office subject to this article and article 21.

17.8	No Director shall be required to vacate his office as a Director nor shall any person be ineligible for appointment as a Director by reason of his having attained any particular age.

18.	ALTERNATE DIRECTORS

18.1	Each Director shall have power by writing under his hand to nominate either another Director or any other person willing to act as his alternate Director, and at his discretion to remove such alternate Director by notice in writing to the Company. An alternate Director shall have the same entitlement as his appointor to receive notices of meetings of the Directors and to attend, vote and be counted for the purpose of a quorum at any meeting at which his appointor is not personally present, and generally in the absence of his appointor at such meeting to exercise and discharge all the functions, powers and duties of his appointor.

18.2	Save as otherwise provided in these Articles an alternate Director shall during his appointment be deemed to be a Director for the purposes of these Articles, shall not be deemed to be an agent of his appointor, shall alone be responsible to the Company for his own acts or defaults and shall be entitled to be indemnified by the Company to the same extent as if he were a Director.

18.3	An alternate Director shall not in respect of his office of alternate Director be entitled to receive any remuneration from the Company nor to appoint another person as his alternate. The appointment of an alternate Director shall ipso facto determine if his appointor ceases for any reason to be a Director or on the happening of an event which, if he were a Director, would cause him to vacate the office of Director, or if by written notice to the Company he shall resign such appointment.

19.	POWERS OF DIRECTORS

19.1	Subject to the provisions of the Act the Memorandum and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given.

19.2	The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for the agent to delegate all or any of his powers.

19.3	The Directors may establish and maintain, or procure the establishment and maintenance of, any pension or superannuation funds (whether contributory or otherwise) for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances and emoluments to, any persons (including Directors and other officers) who are or were at any time in the employment or service of the Company, or of any company which is or was a subsidiary of the Company or allied to or associated with the Company or any such subsidiary, or of any of the predecessors in business of the Company or of any such other company as aforesaid, and the spouses, widows, widowers, families and dependants of any such persons, and make payments to, for or towards the insurance of or provide benefits otherwise for any such persons as aforesaid.

19.4	The Directors may without any limitation as to amount exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and, subject to section 20 of the 1983 Act and to the prior consent of the Investor Majority may exercise all powers of the Company, to issue debentures, debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

20.	DELEGATION OF DIRECTORS’ POWERS

The Directors may delegate any of their powers to any committee consisting of two or more Directors, one of whom must be an Investor Director. They may also delegate to any Managing Director, CEO, or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with three or more members shall be governed by the Articles regulating the proceedings of Directors so far as they are capable of applying.

21.	DISQUALIFICATION AND REMOVAL OF DIRECTORS

The office of a Director shall be vacated in any of the following events namely:

21.1	if he resigns his office by notice in writing to the Company;

21.2	if he becomes bankrupt or makes any arrangement or composition with his creditors generally;

21.3	if he is, or becomes, of unsound mind;

21.4	if he becomes prohibited by law from being a Director.

22.	DIRECTORS’ APPOINTMENTS AND INTERESTS

22.1	Subject to Article 17 and the Agreement, the Directors shall have power (with the consent of the Investor Majority) at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing directors, and to remove any person so appointed.

22.2	Subject to the consent of the Investor Majority, the remuneration of a Managing Director or CEO or any Director who may be appointed to any other office in the management, administration or conduct of the business of the Company shall from time to time (subject to the provisions of any agreement between him and the Company) be fixed by the Directors, and may be by way of fixed salary, or commission on the dividends, profits, sales or turnover of the Company, or of any other company in which the Company is interested, or other participation in any such profits, or by way of or provision for a pension or pensions for himself or his dependants, or by all or any of these modes, and (subject as aforesaid) the remuneration so fixed shall be additional to any ordinary remuneration to which he may entitled as a Director of the Company.

22.3	Subject to the provisions of the Act and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b)	may be a Director or other officer of or employed by or a party to any transaction or arrangement with or otherwise interested in any body corporate promoted by the Company or in which the Company is otherwise interested; and

(c)	shall not, by reason of his office, be accountable to the Company for any benefit which he derived from any such office or employment or from any such transaction or arrangement or from any interest in such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

22.4	For the purposes of article 22.2:

(a)	a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

23.	PROCEEDINGS OF DIRECTORS

23.1	Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors. Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the Chairman shall not have a second or casting vote. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

23.2	Subject to article 23.3 notice of every meeting of the Directors shall be given to every Director and to his alternate (if any) and the non-receipt of notice by any Director or alternate Director shall invalidate the proceedings of the Directors unless such Director confirms in writing that the meeting may proceed. Unless all the Directors indicate their willingness to accept shorter notice of a meeting of Directors at least 15 Business Days’ notice save in the case of emergency shall be given of the time place and purpose of the meeting. Every notice of a meeting of the Directors required to be given under these Articles shall be in writing and may be served personally or sent by prepaid letter post or facsimile to the address for the time being supplied for the purpose to the Secretary and shall be accompanied by an agenda specifying the business to be transacted. In the case of an emergency a notice period of less than 15 Business Days is permitted on the basis that before such emergency meeting is held a telephonic conference call shall be attempted with any Director not present at such meeting and in respect of whom no apology for non-attendance at such meeting has been received. Not fewer than 12 fixed meetings of the Board shall take place in each financial year of the Company on such dates as the Board shall agree prior to the start of each financial year of the Company subject to those meetings being held on a monthly basis.

23.3	Any Director resident outside or for the time being absent from the State shall be entitled to be given reasonable notice of meetings of the Directors to such address if any (whether inside or outside the State) as the Director may from time to time notify to the Company. Every notice of meeting referred to in article 23.2 shall be sent to the Director resident outside the State by pre paid letter by post or facsimile to the address or number for the time being supplied for the purpose to the Company.

23.4	The quorum necessary for the transaction of the business of the Directors shall be three persons, two of whom shall be Investor Directors, each of whom shall be present in person or represented by an alternate. An alternate Director who is not himself a Director may, if his appointor is not present, be counted towards the quorum. If a notice of meeting has been given and a quorum is not present within 30 minutes following the time of the meeting, such meeting shall be adjourned for the same day in the next week at the same time and in the same place or as near to the same time and in the same place as is practicable. If within 30 minutes following the time at which such meeting has been reconvened, a quorum is not present, the Directors present at the expiry of such 30 minute period shall constitute a valid quorum of the Board on that occasion.

23.5	The continuing Directors or a sole continuing Director may act notwithstanding any vacancies in their number, but, if the number of Directors is less than the number fixed as the quorum, they or he may act only for the purpose of calling a general meeting PROVIDED THAT if the only other remaining Director has become a Leaver (pursuant to the provisions of article 9) then the sole continuing Director may act alone.

23.6	All or any of the members of the Board or any committee of the Board may participate in a meeting of the Board or that committee by means of a telephonic conference or any communication equipment which allows all persons participating in the meeting to hear each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is not such group, where the chairman of the meeting then is.

23.7	All acts done by a meeting of Directors, or of a committee of Directors, or by a person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

23.8	A resolution in writing signed or approved by letter, facsimile or e-mail by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the same terms each signed by one or more Directors; but a resolution signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity.

23.9	A Director who is in any way either directly or indirectly interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with Section 194 of the Act. Subject to such disclosure, a Director shall be entitled to vote in respect of any contract or arrangement in which he is interested and if he shall do so his vote shall be counted and he may be taken into account in ascertaining whether a quorum is present.

23.10	A Director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

24.	DIVIDENDS

24.1	The following sentence shall be added to the end of Regulation 120 of Part 1 of Table A:

“The person entitled to any dividend shall be the holder (as defined in Part I of Table A) of the Share upon such date as may be determined by the resolution declaring the dividend (or in the case of any interim dividend, determined by the Directors) in respect of that Share.”

24.2	No dividends shall be declared or made without the prior written consent of the Investor Majority.

25.	NOTICES

25.1

A notice may be given by the Company to any Shareholder either personally or by sending it by pre-paid post or facsimile to his registered address or to any other address supplied by him to the Company for the giving of notice to him, but in the absence of such address the Shareholder shall not be entitled to receive from the Company notice of any meeting. A properly addressed and pre-paid notice sent by post shall be deemed to have been given, in the case of a meeting, upon the day following that on which the notice is posted and, in the case of notice of any other matter, at the time at which the notice would be delivered in the ordinary course of post. A Shareholder giving to the Company an address outside the State shall be entitled to receive all notices by air mail (at the Company’s option) or facsimile. A properly addressed and pre-paid notice by airmail shall be deemed to have been given at the expiry of 4 days from the date of posting.

25.2	A notice given by facsimile shall be deemed to have been given at the same time as it is transmitted.

25.3	In the case of joint holders of a Share, all notices shall be given to the joint holder whose name stands first in the Register of Shareholders in respect of the joint holding, and notice so given shall be sufficient notice to all the joint holders.

25.4	Except as otherwise provided herein, all notices to be given pursuant to these Articles shall be in writing.

26.	CAPITALISATION

Regulations 130 and 130A of Part I of Table A shall be construed as if the references therein to ‘the company in general meeting’ were replaced by the words “the company by special resolution”.

27.	INDEMNITY

In addition to the indemnity contained in Regulation 138 of Part I of Table A and subject to the provisions of Section 200 of the Act every Director, agent, Auditor, Secretary and other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities costs and expenses incurred by him in or about the execution and discharge of the duties of his office save as to the extent such losses or liabilities costs and expenses are directly attributable to the negligence, default, breach of duty or breach of trust by him in such execution or discharge.